SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Commission File No. 333-87416


                          AMENDMENT NO. 2 TO FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            EMTC International, Inc.
                 (Name of small business issuer in its charter)

 Oklahoma                               8734                        01-0627251
 --------                               ----                        ----------
 (state of                   (Primary Standard Industrial          (IRS Employer
  incorporation)              Classification Code Number)           I.D. Number)


                      3535 Northwest 58th Street, Suite 770
                             Oklahoma City, OK 73112

                                  405-943-8008
       -------------------------------------------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

              George W. Cole, 3535 Northwest 58th Street, Suite 770
                          Oklahoma City, Oklahoma 73112
                             telephone: 405-943-8008
            (Name, address and telephone number of agent for service)

                                   Copies to:

Thomas J. Kenan, Esq.                                George W. Cole
201 Robert S. Kerr Avenue,                           3535 Northwest 58th Street,
Suite 1000                                           Suite 770
Oklahoma City, OK 73102                              Oklahoma City, OK 73112

         Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         Calculation of Registration Fee

        Title of                                             Proposed                  Proposed
       each class                                             maximum                   maximum
      of securities               Dollar amount              offering                  aggregate                Amount of
          to be                       to be                    price                   offering               registration
       registered                  registered                per unit                    price                     fee
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
      Common Stock                    $600                    $0.001                     $600                   $0.15(1)
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

(1) The 600,000 shares being registered are owned by SuperCorp Inc., the controlling stockholder of the Registrant, and are to be distributed by SuperCorp Inc. to its stockholders as a stock dividend. The registration fee is based upon the book value of the Registrant as of March 13, 2002. Reg. 230.457(a).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                   PROSPECTUS

                            EMTC INTERNATIONAL, INC.

                         600,000 Shares of Common Stock

               To be Distributed to SuperCorp, Inc., Stockholders

----------------------------------------------------------- --------------------------------------------------------
The Distribution:  A pro rata "spinoff" distribution of     SuperCorp organized us for the purpose of merging
600,000 shares of common stock to the stockholders of       Engineering  & Materials Technology Corporation of
SuperCorp, Inc.  Value:  $0.001 a share when spunoff and    Oklahoma City, Oklahoma into us.  Our merger with it
prior to any merger with Engineering and Materials          depends upon a majority vote by its stockholders.
Technology Corporation .                                    Such vote will be taken after the spinoff distribution
                                                            of these 600,000 shares.  The outcome of the vote is
                                                            uncertain.
----------------------------------------------------------- --------------------------------------------------------

                          -------------------------

            Our common stock does not trade on any national exchange,
                  the Nasdaq Stock Market, or any stock market.

                           -------------------------



----------------------------------------------------------- --------------------------------------------------------
You should purchase shares in the trading                   Neither the Securities and Exchange
market only if you can afford a complete                    Commission nor any state securities commission has approved
loss. See "Risk Factors" on  or page 1.                     disapproved these securities or determined if this
                                                            offering memorandum is truthful or complete.  Any
                                                            representation to the contrary is a criminal offense.
----------------------------------------------------------- --------------------------------------------------------


                            EMTC International, Inc.
                      3535 Northwest 58th Street, Suite 770
                             Oklahoma City, OK 73112
                             Telephone 405-943-8008

                               January ___, 2003


                                TABLE OF CONTENTS
Summary Information        ........................................................................................1

         Selected Financial Data ..................................................................................1
         Business Purpose .........................................................................................1
         Compensation to Insiders .................................................................................2

         Expenses of the Transaction ..............................................................................2

Risk Factors               ........................................................................................3
         1.       Should Engineering and Materials operate at a loss, any perceived benefits of being a public company may never materialize.  ......................................3
         2.       Even if the merger occurs, a public market for EMTC's common stock may not develop or, if it does develop, may be volatile or limited.  ....................................................................................3
         3.       The potential for growth for the post-merger company depends upon its development of a proprietary prototype Child Safety Seat and
                  "Seal of Safety Approval for Child Seats" employed in vehicles, but it will not have the funds needed to do this. ...................................................3
         4.       Our success depends on our ability to retain John Harcourt.  ....................................3
         5.       Should change in management seem necessary, it will be
                  difficult for the non-management stockholders to do this.  ......................................3
         6.       The post-merger company will be exposed to the possibility of professional liability lawsuits.  ...............................................................4
         7.       Should the merger be approved, it is improbable that the post-
                  merger company will declare dividends.  .........................................................4

Blank Check Company        ........................................................................................4

SuperCorp - The Distributing Stockholder ..........................................................................4
         SuperCorp, Its Officers and Directors are Deemed to be Underwriters.  ....................................6
         Exposure as a Control Person. ............................................................................6

Earlier SuperCorp Spinoff-Merger Transactions .....................................................................7

Terms of the Merger Transaction ...................................................................................9
         Terms of the Merger ......................................................................................10
         Degree of Management Control of Vote on Merger ...........................................................10
         Agreement and Plan of Merger .............................................................................10

Transactions with Insiders and Promoters ..........................................................................11
         Services Rendered by Insiders ............................................................................12

Plan of Distribution       ........................................................................................13
         The Escrow Arrangement ...................................................................................13
                  Should the Merger Occur .........................................................................13
                  Should the Merger Not Occur .....................................................................13


                                       i

                  Probable Acquisition Post-Effective Amendment Requirement .......................................14
                  Terms of the Offering ...........................................................................14
                  Conditions for Release of Deposited Securities ..................................................15
                  Prospectus Supplement ...........................................................................15
                  Financial Statements Requirement ................................................................15
         Expenses of the Spinoff and Merger .......................................................................15

Description of Securities  ........................................................................................16
         Common Stock      ........................................................................................16
                  Voting Rights ...................................................................................16
                  Dividend Rights .................................................................................16
                  Liquidation Rights ..............................................................................16
                  Preemptive Rights ...............................................................................16
                  Registrar and Transfer Agent ....................................................................16
                  Dissenters' Rights ..............................................................................16
         Preferred Stock   ........................................................................................16

Federal Income Tax Consequences ...................................................................................17
         The Merger        ........................................................................................17
         The Spinoff       ........................................................................................17
         Stockholders of SuperCorp ................................................................................17

Other Financial Considerations ....................................................................................17
         Pro Forma Financial Information and Dilution .............................................................17
         Material Contacts Among the Companies ....................................................................24

Penny Stock Regulations    ........................................................................................25

Information About EMTC International, Inc. ........................................................................26
         Description of Business and Properties ...................................................................26
         Legal Proceedings ........................................................................................27
         Market for EMTC's Common Stock and Related Stockholder Matters ...........................................27
         Rule 144 and Rule 145 Restrictions on Trading ............................................................27
         Dividends         ........................................................................................29
         Stock Options     ........................................................................................29
         Registration Statement ...................................................................................29
         Reports to Stockholders ..................................................................................29
         Stock Certificates .......................................................................................29
         Financial Statements .....................................................................................30

Information About Engineering and Materials Technology Corporation ................................................30
         Overview          ........................................................................................30
         Management's Discussion and Analysis of Financial Condition and
              Results of Operations ...............................................................................30
                  Sales    ........................................................................................31
                  Case expenses and general and administrative expenses ...........................................31
                  Net income ......................................................................................33
                  Other income (expense)...........................................................................33
                  Balance sheet items .............................................................................33
                  Liquidity and Capital Resources .................................................................34

                                       ii


Description of Engineering and Materials' Business ................................................................35
         Business Development .....................................................................................35
         Description of Business ..................................................................................35
         Competition       ........................................................................................37
         Distribution Methods .....................................................................................38
         Dependence on Major Customers or Suppliers ...............................................................38
         Patents, Trademarks and Licenses .........................................................................38
         Governmental Approval of Principal Products or Services ..................................................38
         Government Regulations ...................................................................................38
         Research and Development .................................................................................38
         Environmental Laws .......................................................................................38
         Employees         ........................................................................................38
         Principal Plants and Property ............................................................................39
         Seasonality       ........................................................................................39
         Legal Proceedings ........................................................................................39
         Market for Engineering and Materials' Capital Stock and Related Stockholder Matters ......................39
         Financial Statements .....................................................................................40

Management Information     ........................................................................................40
         Security Ownership of Certain Beneficial Owners and Management ...........................................40
         Directors, Executive Officers and Significant Employees ..................................................42
         Remuneration of Directors and Officers ...................................................................44

                  Employment Contracts ............................................................................45
                  Stock Options ...................................................................................45
         Certain Relationships and Related Transactions ...........................................................45
                  EMTC's Transactions with Its Promoters ..........................................................45
                  Engineering and Materials' Transactions with Management .........................................46

Interests of Named Experts and Counsel ............................................................................46

Experts                    ........................................................................................46

Indemnification            ........................................................................................46
         Changes In and Disagreements with Accountants on Accounting and
              Financial Disclosures ...............................................................................47

Financial Statements Index ........................................................................................48

Appendix A - Agreement of Merger ..................................................................................A-1


                               SUMMARY INFORMATION

         This is SuperCorp Inc.'s sixth "spinoff" distribution to its shareholders of stock in other companies. EMTC International, Inc. was formed by SuperCorp for the purpose of merging into it another company, Engineering and Materials Technology Corporation ("Engineering and Materials") of Oklahoma City, Oklahoma.

         Engineering and Materials provides an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality-control assurance testing and monitoring. Its core specialty is failure analysis and accident prevention analysis of child seats for vehicles. Our merger with it is contingent upon the stockholders of Engineering and Materials voting to approve the merger at a special stockholders' meeting to be held soon.



         Selected Financial Data
         -----------------------

         The following table sets forth selected financial data derived from the financial statements of Engineering and Materials.

                                                                                       Nine Months        Nine Months
                                                Year Ended          Year Ended            Ended               Ended
                                              Dec. 31. 2001       Dec. 31, 2000     September 30, 2002  September 30, 2001
                                              -------------       -------------     ------------------  ------------------
   Statement of Operations Data:

   Engineering Revenues                     $          745,265  $        1,071,236  $          603,436  $         465,687
   Operating Expenses                       $          714,461  $          943,911  $          673,955  $         455,206
   Net Income                               $           29,051  $           84,039  $         (72,301)  $          15,752
   Primary and Diluted Earnings Per Share   $            0.008  $            0.025  $           (0.02)  $             NIL

   Current Assets                           $          342,539  $          172,597  $          406,071  $         241,570
   Total Assets                             $          497,570  $          410,127  $          416,970  $         388,103
   Current Liabilities                      $          263,477  $          180,525  $          208,670  $         167,309
   Total Liabilities                        $          263,477  $          205,085  $          208,670  $         167,309
   Stockholders Equity                      $          234,093  $          205,042  $          208,300  $         220,794


         Our company, EMTC International, Inc. ("EMTC"), has no business or assets other than $550 in cash. We do have a stockholder base of approximately 600 stockholders, thanks to this spinoff by SuperCorp. We offer our stockholder base to the Engineering and Materials stockholders. We believe this will provide sufficient benefit to them that they will approve the merger.

         SuperCorp is distributing pro rata to its stockholders one share of EMTC common stock for each 11.164 shares of SuperCorp common stock outstanding. We believe the receipt of spinoff shares in EMTC will result in your realizing negligible or no taxable income.

         Business Purpose
         ----------------

         The business purpose for the spinoff and the merger for the three companies involved and the benefits and disadvantages for each are believed to be as follows:

               SuperCorp - SuperCorp exists solely to provide shares of spun-off companies to the SuperCorp shareholders. SuperCorp itself will retain no shares of the spun-off company and will realize no gain from the transaction. Its shareholders, however, realize an immediate benefit of ten percent of the equity of Engineering and Materials at virtually no cost or risk to them.

               Engineering and Materials - Engineering and Materials obtains access to the public stock markets through the merger with EMTC. The perceived benefit of this is to enable it to more readily raise capital for its operations and to provide liquidity - a market - for its equity holders. The disadvantages to Engineering and Materials are a ten percent dilution in its equity for each of its shareholders, additional expenses in complying with the reporting requirements of the Securities and Exchange Act of 1934, and the lack of assurances that the merger with EMTC will in fact enable it to more readily raise capital for its operations.

               EMTC - EMTC is only a vehicle created to realize for the SuperCorp shareholders and the Engineering and Materials shareholders the perceived benefits of the spinoff and merger transactions.

         Compensation to Insiders
         ------------------------

         The spinoff-merger transaction provides the following compensation and benefits to the companies' officers, directors, promoters, their affiliates and associates:

                                                                             Shares of EMTC to be
                          Positions With EMTC                                Beneficially Owned        Shares of EMTC to be
Insider or Promoter       or SuperCorp                                       After the Spinoff         Received in the Merger
-------------------       ------------                                       -----------------         ----------------------
T.E. King II              Director of SuperCorp                              40,488                             0
Thomas J. Kenan           Director and Secretary of SuperCorp                40,488                        84,000(1)
John E. Adams             Director of SuperCorp                              40,488                             0
George W. Cole            Director and President of SuperCorp and EMTC       41,446                             0
Ronald Wallace            Director of SuperCorp                              40,488                             0
-------------------------

         (1) Mr. Kenan is the attorney for the spinoff-merger transaction. For his legal services, he received $25,000 cash and 51,722 shares of common stock of Engineering and Materials (in exchange for $15,000 of legal services), which shares convert to 84,000 shares of common stock of EMTC should the merger be approved.

         Expenses of the Transaction
         ---------------------------

         All expenses of the spinoff and merger transactions, including registration expenses, are being borne by Engineering and Materials. These expenses are estimated to be approximately $39,700 for the spinoff and $56,600 for the merger. The expense to Engineering and Materials for the audit of its financial statements was $23,200 and is estimated to total $8,250 for the auditor's review of its interim financial statements.


         EMTC's address and telephone number is on the cover page of this Prospectus. The addresses and telephone numbers of SuperCorp and Engineering and Materials are as follows:

         SuperCorp Inc.                     Engineering and Materials Technology
         Suite 770                           Corporation
         3535 Northwest 58th St.            902 N.W. 59th
         Oklahoma City, OK 73116            Oklahoma City, OK 73118
         Telephone:  405-943-8008           Telephone:  405-232-0100



                                  RISK FACTORS

         You should carefully consider the following factors:

         1. Should Engineering and Materials operate at a loss, any perceived benefits of being a public company may never materialize.

                  Engineering and Materials barely operates at a profit. There is no assurance that profitable operations can be maintained. Should the merger be approved and our combined company commences to operate at a loss, the perceived benefits of the stock market may also be lost.

         2. Even if the merger occurs, a public market for EMTC's common stock may not develop or, if it does develop, may be volatile or limited.

                  There is presently no public market for EMTC's common stock. We cannot assure you that a public market for the stock will develop after the occurrence of the merger or, if one develops, that it will be sustained. Any market that develops for the common stock likely will be volatile, and trading in the stock likely will be limited. This can affect your ability to sell the shares you receive in this spinoff distribution.


         3. The potential for growth for the post-merger company depends upon its development of a proprietary prototype Child Safety Seat and "Seal of Safety Approval for Child Seats" employed in vehicles, but it will not have the funds needed to do this.

                  It is believed the post-merger company will have the expertise to develop the standards and tests required for the basis of the Child Safety Seat and the Seal, but it will lack the funds, and has not identified the source of funds, needed for the analysis of vehicle crash data and the testing of proposed standards. No assurance is given that the needed funds can be obtained.


         4.       Our success depends on our ability to retain John Harcourt.

                  Should the merger occur, the post-merger company will be reliant on the continued services of John Harcourt, Engineering and Materials' president and a director. His loss could adversely affect future operations. The immediate principal income of the post-merger company will be Mr. Harcourt's fees as an expert witness in lawsuits based upon injuries to children in vehicle collisions and the lack of adequate protection of children's car seats. The post-merger company would have no employee that could replace him and would have to conduct a talent search to replace him.


         5. Should a change in management seem necessary, it will be difficult for the non-management stockholders to do this.


                  Should the proposed merger be approved, Engineering and Materials' officers and directors and their affiliates will own 66.3% of the common stock of the post-merger company. This amount would enable them to determine the outcome of any vote affecting the control of the post-merger company. Further, the president of the post-merger company, John Harcourt, will own 65.8% of the common stock and will have absolute control of the company and the ability to enforce his will on all management decisions.

         6. The post-merger company will be exposed to the possibility of professional liability lawsuits.

                  Engineering and Materials - and the post-merger company should the merger be affected - will provide professional services and consultation that expose it to lawsuits by dissatisfied clients. While Engineering and Materials carries professional liability insurance and the post-merger will continue to do so, there can be no assurance that the insurance policies will protect against all possible liabilities. Such lawsuits can also damage ones reputation and affect future profits.

         7. Should the merger be approved, it is improbable that the post-merger company will declare dividends.

                  The management of Engineering and Materials states that it has no present intention of paying dividends in the near future should the proposed merger be approved and the post-merger company operate at a profit. Rather, it proposes to devote any profits for some time to the growth of the business.

                               BLANK CHECK COMPANY

         EMTC is a "blank check company." A blank check company is a development stage company that is issuing a penny stock, has no specific business plan or purpose, and has indicated that its business plan is to merge with an unidentified company or companies. While EMTC's present intentions are to merge with a specific company - Engineering and Materials, there is no assurance that the shareholders of Engineering and Materials will approve the proposed merger described in this prospectus. Accordingly, this distribution of shares of EMTC is being conducted in compliance with the requirements of the Commission's Rule 419 that governs distributions by blank check companies.

                    SUPERCORP - THE DISTRIBUTING STOCKHOLDER

         SuperCorp Inc. ("SuperCorp") was organized in Oklahoma on October 21, 1988. SuperCorp has approximately 600 stockholders in 32 states. SuperCorp acquired almost all of these stockholders in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp. The SuperCorp shares were distributed to the creditors and stockholders of Naturizer, Inc. SuperCorp's purpose is to engage in "spinoff" activities such as the one described herein. Such spinoff-mergers involve SuperCorp's distribution of registered shares of stock of subsidiary corporations SuperCorp organizes to merge with viable companies. This is the "spinoff" part of a spinoff-merger transaction orchestrated by SuperCorp. The "merger" part requires an approving vote of the stockholders of the viable company - here, Engineering and Materials.

         SuperCorp's assets consist of approximately $53,000 in cash. Each of four of its five directors, John E. Adams, Ronald D. Wallace, T.E. King and Thomas J. Kenan, either directly or by attribution through ownership by family members, owns 452,006 shares of common stock of SuperCorp, which amount is approximately 6.66 percent of the number of its outstanding shares. Our president and director, George W. Cole, either directly or by attribution through ownership by family members, owns 462,706 shares, which amount is approximately 6.82 percent of the number of its outstanding shares.

         SuperCorp is not subject to the reporting requirements imposed by
Section 15(d) of the Securities Act of 1933 or Section 13 of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market. SuperCorp has never sought a market maker for its stock.

         SuperCorp is not registered as a broker-dealer, as it does not engage in the business of effecting transactions in securities for the account of others and it is not engaged in the business of buying and selling securities for its own account.

         Section 3(a)(4) of the Exchange Act defines a broker as "any person engaged in the business of effecting transactions in securities for the account of others. . . ." Section 3(a)(5) defines "dealer" as "any person engaged in the business of buying and selling securities for his own account, through a broker or otherwise . . . but not as part of a regular business."

          SuperCorp does effect transactions in securities for others - the creation and distribution of securities to its shareholders, but SuperCorp itself keeps none of these shares and gets nothing - and can get nothing - out of the transactions. One is not engaged in business if ones actions are not calculated to obtain income or something of value for oneself.

          SuperCorp does buy securities of the subsidiaries it creates for a spinoff-merger transaction - at $0.001 a share. But it does not sell these securities. It distributes them to its shareholders and gets nothing of value in return. SuperCorp does not sell securities for its own account.

          In a "general guidance" letter sent in 1995 with regard to In Touch
                                                                     --------
Global LLC, November 14, 1995, the staff of the Commission set forth a number of
----------
factors it considers in determining whether a person is a broker-dealer:

          o the type of and basis for any compensation received - (SuperCorp receives no compensation),

          o the extent to which the person holds the funds or securities of others - (SuperCorp does "hold" the spinoff securities for later distribution to its shareholders, but they are not securities of others until it distributes them - and it never holds cash of others),

          o the extent of contact with the public - (SuperCorp's contact with the public is limited to the public nature of the registration statements filed by its subsidiaries), and

          o whether the person is "engaged in the business" - (SuperCorp's activities do not and are not calculated to produce income or something of value for itself).


         SuperCorp organized EMTC in March 2002 as a vehicle for the proposed merger. The company has no business history, $550 in liquid assets, no liabilities, and only one stockholder - SuperCorp, who will "spinoff" its shares in the company to its approximately 600 stockholders before Engineering and Materials' stockholders vote on the merger.

SuperCorp, Its Officers and Directors Are Deemed to be Underwriters.
----------------------------------------------------------------------

         The 600,000 spinoff shares described herein are owned by SuperCorp and are to be redistributed by SuperCorp. SuperCorp is deemed to be an underwriter by reason of its intent to distribute such shares. Further, the executive officers and directors of SuperCorp - John E. Adams, Ronald D. Wallace, T.E. King, George W. Cole and Thomas J. Kenan - are deemed to be underwriters by reason of their direct or indirect participation in such distribution of securities.

         Because SuperCorp, its executive officers and directors are deemed to be underwriters of the spinoff shares, any person who purchases the registered shares within three years after the distribution could assert a claim against them under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered shares SuperCorp distributes to its stockholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

         Open market purchasers may have to prove reliance upon the alleged misstatement or omission. Reliance may not necessarily require a showing that the purchaser actually read the registration statement. It may be sufficient if there is a showing that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

         Exposure as a Control Person.
         ----------------------------

         SuperCorp, its executive officers and directors organized EMTC and, since its organization and until the proposed merger should become effective, have been and will be "control persons" of EMTC, as that term is defined in
Section 15 of the Securities Act of 1933 ("the Act").

         Section 15 of the Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act:

         o       Section 11, for misrepresentations in a registration statement,

         o Section 12(1) - for the unlawful sale of unregistered securities, and

         o Section 12(2) - for misrepresentations in the sale of securities.

         A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

                  EARLIER SUPERCORP SPINOFF-MERGER TRANSACTIONS

         This transaction with Engineering and Materials, should the stockholders of Engineering and Materials approve it, will be the sixth such "spinoff-merger" transaction effected by SuperCorp with subsidiaries it creates for such purposes.

         The Lark Technologies, Inc. spinoff-merger.
         ------------------------------------------

         SuperCorp's first spinoff-merger transaction concerned Lark Technologies, Inc. ("Lark"), a SuperCorp-created subsidiary. Lark merged with a Houston, Texas company engaged in DNA sequencing whose major stockholders are affiliates of the Baylor School of Medicine.

         The Lark spinoff occurred on September 6, 1995. The Lark merger occurred on September 14, 1995. None of SuperCorp's or Lark's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Lark had any involvement in this spinoff-merger. None of these persons received any cash, stock or other thing of value with respect to this transaction other than his pro rata receipt of Lark stock that was spunoff to the SuperCorp stockholders. Subsequent to the Lark spinoff-merger, Lark raised $1 million in a rights offering to its stockholder base.

         The Dransfield China Paper Corporation transaction.
         --------------------------------------------------

         The second spinoff-merger transaction concerned Dransfield China Paper Corporation ("Dransfield"), a SuperCorp-created subsidiary now named DF China Technology, Inc. Dransfield merged with a Hong Kong company engaged in distributing hygienic paper products in Hong Kong and in building integrated paper mills in China. Dransfield's major stockholder is a Hong Kong Stock Exchange-listed company.

         The Dransfield spinoff occurred on February 13, 1997. The Dransfield merger occurred on February 26, 1997. One of SuperCorp's officers and directors, T.E. King, received $45,000 from the Hong Kong company, 11,642 shares of common stock of Dransfield and 250,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for his services in bringing together the Hong Kong company and SuperCorp. Thomas J. Kenan, an officer and a director of SuperCorp, received 20,000 warrants and the other officers and directors of SuperCorp each received 40,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for their past efforts in screening prospective spinoff-merger transactions. All of these warrants expired without being exercised. Each of these officers and directors also received his pro rata distribution of Dransfield shares spunoff by SuperCorp to its stockholders. Subsequent to the Dransfield spinoff-merger, Dransfield raised $750,000 in a private placement to investors in the U.S. and Hong Kong.

         The Summit Technologies, Inc. transaction.
         -----------------------------------------

         The third spinoff-merger transaction concerned Summit Environmental Corporation, Inc. ("Summit"), a SuperCorp-created subsidiary. Summit merged with a Longview, Texas company engaged in marketing a new fire suppressant product and other products manufactured by other companies.

         The Summit spinoff occurred on November 10, 1998. The Summit merger occurred on December 2, 1998.

         None of SuperCorp's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Summit had any involvement in this spinoff-merger other than Thomas J. Kenan, a director and general counsel of SuperCorp. The Longview, Texas company allowed Mr. Kenan to purchase 28,333 shares of its common stock at $0.30 a share in a non-public offering it conducted at this price before the registration statements for the spinoff-merger transaction were filed with the Securities and Exchange Commission.

         George W. Cole, a former SuperCorp director and a person to whom Securities and Exchange Commission rules may attribute the beneficial ownership of more shares of common stock of SuperCorp than any other SuperCorp stockholder, received compensation for finding and negotiating the spinoff-merger transaction with Summit.

         Mr. Cole received $18,500 from the Longview, Texas company for a finder's fee and for consulting services. He exchanged $14,250 of such fee for 23,750 shares of the Longview, Texas company at $0.60 a share prior to the spinoff-merger. Further, SuperCorp allowed him to purchase 125,000 shares of common stock of Summit at $0.001 a share when SuperCorp organized Summit.

         The TechLite, Inc. transaction.
         ------------------------------

         The fourth spinoff-merger transaction concerned TechLite, Inc. ("TechLite"), a SuperCorp-created subsidiary. TechLite merged with TechLite Applied Sciences, Inc. ("Applied Sciences"), a Tulsa, Oklahoma company engaged in the business of retrofitting lighting fixtures in buildings in such a way as to significantly reduce electricity consumption.

         The TechLite spinoff occurred on September 17, 1999. The TechLite merger occurred on October 21, 1999. Thomas J. Kenan of Oklahoma City, Oklahoma, a director and general counsel of SuperCorp, received 90,000 shares of Applied Sciences before the merger in exchange for legal services he performed for Applied Sciences before the merger. Albert L. Welsh, then the president and a director of SuperCorp, and George W. Cole, now a director of SuperCorp whose spouse Marjorie J. Cole is a significant shareholder of SuperCorp, each received 10,000 shares of common stock of Applied Sciences in exchange for providing financial advice to Applied Sciences from 1997 through 1999. Mr. Welsh and Mr. Cole were each also authorized by the SuperCorp directors to purchase 24,444 shares of common stock of TechLite at $0.001 a share at the time of TechLite's organization in recognition of their services to the SuperCorp shareholders in persuading the directors of Applied Sciences to favorably consider the merger with TechLite.

         After each of the above four spinoff-merger transactions was consummated, SuperCorp director Thomas J. Kenan became involved with each company as an attorney. He has represented each company from time to time as a securities lawyer. He received cash fees for such services at his customary billing rates. He also was invited by Dransfield to serve as a non-management director of Dransfield and of its Hong Kong Stock Exchange-listed parent, Dransfield Holdings Limited. He receives no compensation for such director's services but has been granted options to purchase 25,000 shares of Dransfield at $2.60 a share, 15,000 shares at $1.75 a share and 10,000 shares at $1.58 a share. The options have not been exercised. He was invited by Summit to serve as a non-management director. He receives no compensation for such services but was granted an option to purchase 40,000 shares of Summit at $1.00 a share. The options have not been exercised.

         The KingThomason Group, Inc. transaction.
         ----------------------------------------

         The fifth spinoff-merger transaction concerned The KingThomason Group, Inc. ("KingThomason"), a SuperCorp-created subsidiary. KingThomason merged with a San Ramon, California company that designs and sells insurance and financial services and products for niche markets.

         The KingThomason spinoff occurred on November 7, 2001. The KingThomason merger occurred on December 7, 2001.

         T.E. King II, a director of SuperCorp and the father of T.E. King III, the president of the San Ramon, California company that merged into KingThomason, was allowed by SuperCorp to purchase 375,000 shares of common stock of KingThomason at $0.001 a share prior to the spinoff and merger. He received these shares in the capacity of a "finder." Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp, was requested by the president of the San Ramon company to accept 50,000 shares of the pre-merger San Ramon company in exchange for $20,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of the San Ramon company, which shares converted into 50,000 shares of KingThomason when the merger occurred.

         Lark's common stock trades on the OTC Bulletin Board under the symbol "LDNA." Dransfield's common stock trades on the Nasdaq SmallCap Market under the symbol "DFCT." Summit's common stock trades on the OTC Bulletin Board under the symbol "SEVT." TechLite's common stock trades on the OTC Bulletin Board under the symbol "THLT." KingThomason's common stock trades on the OTC Bulletin Board under the symbol "KGTH". Lark, Dransfield, Summit, TechLite and KingThomason are viable, operating companies. Their common stock prices are quoted daily. All five file reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934.

                         TERMS OF THE MERGER TRANSACTION

         EMTC, SuperCorp, and Engineering and Materials have entered into an agreement of merger between EMTC and Engineering and Materials. A copy of the agreement appears as "Appendix A - Agreement of Merger." For the merger to occur, each of the following must occur:

         o Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. This has occurred. The registration statements cover the following:

              o the 5,400,000 merger shares - the shares EMTC offers to the stockholders of Engineering and Materials, and

              o the 600,000 spinoff shares - the shares SuperCorp will distribute to its more than 600 stockholders.

         o The stockholders of each of EMTC and of Engineering and Materials must, by a majority vote of the shares outstanding, approve the merger.

Terms of the Merger.
-------------------

         The terms of the proposed merger are as follows:

         1.       Engineering and Materials shall merge into EMTC.

         2. All 3,325,000 presently outstanding shares of common stock of Engineering and Materials shall be converted, pro rata, into 5,400,000 shares of common stock of EMTC.

         3. There shall be no fractional shares. Otherwise fractional shares shall be rounded up or down to the nearest whole number of shares.

         4. The present business of Engineering and Materials shall be conducted after the merger by EMTC, into which Engineering and Materials shall have merged. Engineering and Materials' management and directors shall become the management and directors of the combined company.

        5. Prior to the merger, SuperCorp shall distribute in a "spinoff" to its stockholders, on a basis proportionate to their stockholdings in SuperCorp, the 600,000 shares of common stock of EMTC now held by SuperCorp. Each SuperCorp stockholder shall receive one share of EMTC for each 11.164 shares of SuperCorp held of record on the date on the cover of this Prospectus.

         6. The historical financial statements of the post-merger company shall be those of Engineering and Materials. The fiscal year of the post-merger company will be December 31, the end of Engineering and Materials' fiscal year.

         7. Should the stockholders of Engineering and Materials not approve the merger, none of EMTC, Engineering and Materials, or SuperCorp shall be liable to any of the others. However, in any event, Engineering and Materials must pay all three parties' expenses relating to the registration of the shares described herein.

Degree of Management Control of Vote on Merger.
----------------------------------------------

         The merger must be approved by a vote of a majority of the outstanding shares of common stock of each of EMTC and Engineering and Materials. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: EMTC - 100%; and Engineering and Materials - 74%. Engineering and Materials' officers, directors and affiliates, even though they are recommending approval of the merger, have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Agreement and Plan of Merger.
----------------------------

         The complete agreement of merger among EMTC, Engineering and Materials, and SuperCorp is included in this Prospectus. See "Appendix A - Agreement of Merger."

                    TRANSACTIONS WITH INSIDERS AND PROMOTERS

         The 600,000 spinoff shares of EMTC will be distributed pro rata to all SuperCorp stockholders of record on the date on the cover page of this Prospectus.

         In February 2002 the president of Engineering and Materials, John Harcourt, asked Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp, if Kenan would accept 51,722 shares of common stock of Engineering and Materials in exchange for $15,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 51,722 shares of common stock of Engineering and Materials in exchange for $15,000 of his legal services. These 51,722 shares will convert into 84,000 shares of EMTC if the merger is approved and effected.

         Thomas J. Kenan, either directly or by attribution, is a stockholder of SuperCorp. He will receive spinoff shares in the pro rata spinoff distribution. He may be deemed to be a "promoter" or "insider" of the company who will receive benefits from the transaction not received by other SuperCorp stockholders.


         There are other persons that may be deemed to be "promoters" or "insiders" - the officers and other directors of SuperCorp, which persons will receive shares of EMTC pro rata with all other SuperCorp shareholders but which persons assisted in the promotion of the spinoff and merger transactions described herein. The identities of all the insiders and promoters, their positions with EMTC and with SuperCorp, the shares of EMTC and of Engineering and Materials each now owns beneficially, his beneficial ownership of EMTC shares following the spinoff but prior to the merger, and the receipt by one of them of additional shares of EMTC should the merger be approved are as follows:




                                                          Shares Beneficially Owned Now
                                                          -----------------------------
                                                                                              Shares To Be
                                                                                              Beneficially         Shares To Be
     Insider or             Position with EMTC                          Engineering and      Owned After the       Received in
      Promoter                 or SuperCorp               EMTC             Materials            Spinoff             the Merger
      --------              ------------------         ----------          ---------        ---------------      ----------------
T.E. King II           Director of  SuperCorp          600,000(1)               0                  40,488                0
Thomas J. Kenan        Director and Secretary of       600,000(1)          51,722                  40,488           84,000
                                                                                -
                       SuperCorp


John E. Adams          Director of SuperCorp           600,000(1)              0                  40,488                0

                                       11


George W. Cole         Director and President of       600,000(1)              0                  41,446                0
                       SuperCorp and of EMTC
Ronald Wallace         Director of SuperCorp           600,000(1)              0                  40,488                0

-------------------------

         (1) All these shares are owned of record by SuperCorp and are attributed beneficially to this person because he is a director of SuperCorp.

         None of the persons listed in the table above as an insider or promoter has been, in the last five years -

         o the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer at the time of the bankruptcy or within two years prior to that time,

         o convicted in any criminal proceeding or is now subject to a pending criminal proceeding,

         o subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining , barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

         o found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Services Rendered by Insiders.
-----------------------------

         Thomas J. Kenan may be deemed to be an "insider" or "promoter" in connection with the purchase by Mr. Kenan of 51,722 shares of Engineering and Materials common stock for $15,000 worth of legal services, or $0.29 a share. Mr. Kenan also performed services for EMTC and for SuperCorp Inc.


         The table below compares the EMTC shares of common stock to be received by the insiders and the shares to be received by other SuperCorp stockholders and the Engineering and Materials stockholders:


                                           EMTC Insiders

                                                                                        Other
     Type of                                                            Other        Engineering
      EMTC                            Spinoff          Merger         SuperCorp     and Materials
    Security          Held Now         Shares          Shares        Shareholders    Shareholders        Total
    --------          --------         ------          ------        ------------    ------------        -----
Common Stock             0           203,398 (1)      84,000(2)       396,602 (3)   5,316,000(4)       6,000,000

Percent                  0%             3.39%            1.4%            6.61%           88.6%               100%

(1) To be received by the SuperCorp officers and directors. All spinoff shares held by SuperCorp are deemed by the Commission to be "underwriter's shares" that must be registered with the Commission before they may be transferred.

(2) To be acquired by Thomas J. Kenan, Esq., a director and secretary of SuperCorp, should the merger with Engineering and Materials be approved, through the conversion of 51,722 shares of Engineering and Materials common stock purchased by him at $0.29 a share in the exchange of $15,000 of legal services performed by him for Engineering and Materials for 84,000 shares of common stock of post-merger EMTC. These shares will be registered with the Commission for the merger and will be unrestricted for transfer in the stock market.

(3) All spinoff shares held by SuperCorp are deemed by the Commission to be "underwriter's shares" that must be registered with the Commission before they may be transferred. This Prospectus is part of a registration statement that registers all spinoff shares for transfer to all the SuperCorp shareholders.

(4) Registered with the Commission for the proposed merger with Engineering and Materials. However, 3,975,000 of these shares would be held by persons that are affiliates of Engineering and Materials before the merger and will be affiliates of the post-merger company (officers and directors and controlling shareholders) and would be subject to certain limitations on resale imposed by Rule 145(c) and (d) of the Commission.

                              PLAN OF DISTRIBUTION

The Escrow Arrangement.
----------------------

         A vote to approve the merger by the stockholders of EMTC is assured. After such vote but before any vote by the stockholders of Engineering and Materials, SuperCorp shall spinoff - by way of a dividend - to its stockholders the 600,000 shares of common stock of EMTC held by it. Certificates representing the 600,000 spinoff shares shall be distributed by SuperCorp to BancFirst, N.A. of Oklahoma City, Oklahoma to be held in escrow pursuant to the provisions of Securities and Exchange Commission Regulation 230.419 - called herein "Rule 419." Later distribution of the spinoff shares by the escrow agent would be as follows:

         Should the Merger Occur. Should Engineering and Materials' stockholders
         -----------------------
approve the merger, EMTC shall supplement this Prospectus and shall file a Form 8-K or a Rule 424 Prospectus with the Commission to indicate the fact and date of the merger. When EMTC's common stock is declared eligible for quotation on the OTC Bulletin Board, the company shall provide to the escrow agent the company's representation that the requirements of Rule 419(e) have been met. The escrow agent shall then mail the escrowed certificates representing the 600,000 spinoff shares to the owners of such securities.

         Should the Merger Not Occur. There can be no assurance that the
         ---------------------------
proposed merger between EMTC and Engineering and Materials will occur, because a favorable, majority stockholder vote of Engineering and Materials' stockholders must be obtained. No assurance can be given that such will be obtained.

         Should the merger not occur,

         o EMTC will file a supplement to this Prospectus and a Form 8-K with the Commission to reveal that the merger was not approved,

         o Engineering and Materials will continue as a separate corporation with its existing assets and business,

         o    EMTC still will have no significant assets or business, and

         o There will be no trading market for EMTC's stock, which will still be held in escrow by the escrow agent. As long as this escrow continues, no transfer or other disposition of the securities held in escrow shall be permitted other than:

         o    by will or the laws of descent and distribution, or

         o pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder.

         EMTC's and SuperCorp's management have no specific plans for an alternative to a rejection of the proposed merger. They would commence to seek to acquire a business or assets that would constitute a business. Such management or SuperCorp would pay the costs of such search. The search would be subject to the following additional requirements of Rule 419:

         Probable Acquisition Post-Effective Amendment Requirement
         ---------------------------------------------------------

         Upon execution of any agreement for the acquisition of a business or assets that would constitute a business and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the $600 proceeds from the sale by EMTC to SuperCorp of the spinoff shares, Rule 419 requires that EMTC must file with the Securities and Exchange Commission a post-effective amendment to its earlier filed registration statement, which post-effective amendment:

          o must contain complete disclosure documentation about the alternative business or assets acquisition, including financial statements of EMTC and of the company to be acquired as well as pro forma financial information, and

          o   disclose the terms of the offering, as follows:

         Terms of the Offering
         ---------------------

         The terms of the offering must provide, and EMTC must satisfy, the following conditions:

          o no later than five business days after the effective date of the post-effective amendment, EMTC must send by first-class mail or other equally prompt means, to each record owner of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendments or supplements thereto,

          o each such owner shall be given no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify EMTC in writing that he or she elects to remain an owner of the spinoff shares registered in his or her name. If EMTC has not received such written notification by the 45th business day following the effective date of the post-effective amendment, interest or dividends, if any, held in the escrow account shall be sent to the owner within five business days,

          o the registered owners of at least 80 percent of the spinoff shares must affirmatively elect to remain an owner of his or her spinoff shares, and

          o if a consummation acquisition meeting the requirements set forth above and of Rule 419 has not occurred by a date eighteen months after the effective date of the initial registration statement, the securities held in escrow shall be returned by first-class mail or equally prompt means to EMTC within five days following that date.

         Conditions for Release of Deposited Securities
         ----------------------------------------------

         Securities held in the escrow account may be delivered to the registered holders identified on the deposited securities only at the same time as or after:

         o the escrow agent has received a signed representation from EMTC, together with other evidence acceptable to the escrow agent, that the requirements set forth above under "Post-Effective Amendment for Acquisition Agreement" and "Terms of the Offering" have been met and

         o there has been consummation of an acquisition meeting the 80-percent requirements set forth above.

         Prospectus Supplement
         ---------------------

         If securities are released from the escrow to EMTC, the prospectus shall be supplemented to indicate the amount of securities released and the date of release.

         Should the above conditions of Rule 419 not be met, the stock certificates will be returned to EMTC for cancellation.

         Financial Statements Requirement
         --------------------------------

         In the event the proposed acquisition is approved in accordance with the above conditions of Rule 419, no later than 90 days after the end of the first full fiscal year of operations following consummation of the acquisition, as described above, EMTC shall furnish its stockholders audited financial statements for such year as well as management's discussion and analysis of such information. This information must also be filed with the Commission under cover of Form 8-K unless the company was filing the reports required by Section 13(a) or 15(d) of the Securities Exchange Act.

Expenses of the Spinoff and Merger.
----------------------------------

         The estimated expenses of the spinoff and the merger are $96,300. All of these expenses are being borne by Engineering and Materials, with whom the company proposes to merge. These estimated expenses are federal and state registration fees - $100; filing expenses (EDGAR) - $8,000; stock transfer agent's fee - $4,000; escrow agent's fee - $500; printing and engraving - $4,000; legal fees - $44,000; auditor's fee - $31,100; mailing cost - $2,300; and Moody's OTC Industrial Manual publication fee - $2,300.

                            DESCRIPTION OF SECURITIES

         Common Stock. Each of EMTC and Engineering and Materials is an Oklahoma
         ------------
corporation. EMTC is authorized to issue 40 million shares of common stock, $0.001 par value, and has 600,000 shares of common stock issued and outstanding. Engineering and Materials is authorized to issue 50 million shares of common stock, $0.0001 par value, of which 3,325,000 shares of its common stock are issued and outstanding.

                Voting rights. Stockholders have one vote a share on all
                -------------
matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

                Dividend rights. Stockholders receive dividends when and if
                ---------------
declared by the board of directors out of funds of the corporation legally available therefor.

                Liquidation rights. Upon any liquidation, dissolution or
                ------------------
winding up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

                Preemptive rights. Stockholders do not have preemptive rights
                -----------------
to subscribe for or to purchase any stock, obligations or other securities of the corporation.

                Registrar and transfer agent. Securities Transfer Corporation
                ----------------------------
of Dallas, Texas is the transfer agent and registrar of the common stock of EMTC. Engineering and Materials serves as its own registrar and transfer agent.

                Dissenters' rights. A stockholder has "dissenters' rights"
                ------------------
which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

         Preferred Stock. EMTC is authorized to issue 10 million shares of
         ---------------
preferred stock, $0.001 par value, and Engineering and Materials is authorized to issue 10 million shares of preferred stock, $0.0001 par value. The preferred stock of each corporation may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

         There are no shares of preferred stock of EMTC or of Engineering and Materials issued and outstanding.

                         FEDERAL INCOME TAX CONSEQUENCES

         The Merger. The merger should qualify as a type "A" tax-free
         ----------
reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code. However, because EMTC is newly organized, the "step transaction doctrine" might be applied. If so, the company might be considered a continuation of Engineering and Materials with only a change of name or place of incorporation, a type "F" tax-free reorganization under Section 368(a)(1).

         The Spinoff. The distribution by SuperCorp to its stockholders of the
         -----------
600,000 spinoff shares will be a taxable event to SuperCorp and to each of its stockholders receiving any of the spinoff shares. Gain (but not loss) would be recognized by SuperCorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of EMTC's stock on the date of actual distribution over the tax basis to SuperCorp of such stock.

         Stockholders of SuperCorp. As for SuperCorp's stockholders who receive
         -------------------------
spinoff shares of EMTC, the spinoff shall occur prior to the vote by Engineering and Materials' stockholders to accept or reject the merger. Because the result of the vote by Engineering and Materials' stockholders cannot be forecast, and because the merger cannot and shall not become effective until after a favorable vote is obtained on the merger, it is more likely than not that the fair market value of the spinoff shares on the date of the spinoff should not have increased over the $0.001 price paid by SuperCorp for the 600,000 spinoff shares.

         SuperCorp has no current or accumulated earnings. The distribution is being made from its excess capital. Each stockholder of SuperCorp should reduce the adjusted basis of his SuperCorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share. SuperCorp undertakes to advise its stockholders in early 2003 should it deem the fair market value of the distributed spinoff shares on the date of distribution to have been different than $0.001 per share or should it have had net earnings in 2001 which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

         The above discussion as to U.S. income tax consequences is not based upon an advance ruling by the Treasury Department but upon the opinion of Thomas
J. Kenan, esquire, in his capacity as tax counsel to EMTC.

                         OTHER FINANCIAL CONSIDERATIONS

Pro Forma Financial Information and Dilution.

         The following sets forth certain pro forma financial information giving effect to the merger:

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION

                                December 31, 2001

                                                                     Engineering and
                                                        EMTC            Materials            Pro Forma            Pro Forma
                                                    (Historical)       (Historical)         Adjustments           Combined

ASSETS

Current assets                                         $550            $342,538                $  -              $343,088
Property and equipment                                   -               71,044                   -                71,044
Other assets                                             -               83,988                   -                84,038
                                                       ----            --------                ----                ------
TOTAL ASSETS                                           $550            $497,570                $  -              $498,170
                                                       ====            ========                ====              ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                     $ -            $263,478               $  --              $263,478
Long term liabilities                                     -                   -                   -                     -
                                                       ----            --------                ----                ------

     Total liabilities                                   -             $263,478                   -              $263,478
                                                       ----            --------                ----                ------

Stockholders' equity:
   Common stock                                         600                 333               5,067                 6,000
   Additional paid-in capital                             -              41,846              21,441                63,287
   Stock Subscribed                                       -                   -              25,000                25,000
                                                          -                   -
   Stock Subscription Receivable                          -                   -             (25,000)              (25,000)
                                                          -                   -
   Retained earnings (deficit)                          (50)            191,913             (26,508)              165,405
                                                       ----            --------                ----                ------
     Total stockholders' equity                         550             234,092                   -               234,692
                                                       ----            --------                ----                ------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $550            $497,570                $  -              $498,170
                                                       ====            ========                ====              ========



                          PRO FORMA STATEMENT OF INCOME

                       Fiscal Year Ended December 31, 2001

                                                                 Engineering
                                                EMTC           and Materials          Pro Forma           Pro Forma
                                          (Historical)           (Historical)          Adjustments        Combined

Sales                                                  $  -               $745,265                  $  -             $745,265
Operating expenses                                       50                714,460                26,508              741,018
                                                     ------                -------            ---------                ------
Income  from operations                                 (50)                30,805              (26,508)                4,247
Other income                                              -                  6,692                     -                6,692
                                                     ------                -------            ---------                ------
Income before taxes                                    (50)                 37,497            (26,508) -               10,939
Provision for taxes                                       -                  8,446                     -                8,446
                                                     ------                -------            ---------                ------
NET INCOME                                          $  (50)                $29,051            $ (26,508)               $2,493
                                                     ======                =======            =========                ======
EARNINGS PER SHARE
     Net income                                       $(50)                $29,051              (26,508)               $2,493
                                                     ======                =======            =========                ======
     Weighted-average
     number of shares
     outstanding                                    600,000              3,325,000             2,675,000            6,000,000

     Earnings per share                                 Nil                  $0.01          -                             Nil


NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of December 31, 2001 as if outstanding as of the beginning of the period.

(3) Effective March 1, 2002, the sole shareholder of Engineering and Materials, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:

                      Class                     Shares          Cash and Notes     Compensation
                  --------------            --------------      --------------     ------------
        Company directors                         21,551            -                   $ 1,077

        Family members                           123,148            -                         -


        Employees                                  8,619            -                       431


        Legal Fees                                51,722            -                    15,000


        Unrelated party                            1,231            -                         -


        New stockholder group                    689,632             $ 35,000                 -
                                                 -------             --------          --------


        Totals                                   895,903             $ 35,000          $ 16,508
                                                 =======             ========          ========


         The cash and notes reflected above represent $10,000 cash deposited into the Company's account and a verbal agreement to pay $25,000. This $25,000 is reflected in the proforma balance sheet as a stock subscription receivable.

         Since no additional shares are being issued with respect to these transactions, all amounts are paid-in-capital transactions or stock subscribed.

(4) Pro forma adjustment of $26,508 consists of $10,000 cash paid for legal fees, $15,000 in stock issued for legal fees, and $1,508 in stock issued as compensation.

(5) Effective March 13, 2002, the Company has entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation.

         The management shareholders, who hold approximately 74% of the outstanding stock of the Company have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.



                   PRO FORMA STATEMENT OF FINANCIAL CONDITION

                                  September 30, 2002

                                                                    Engineering &
                                                        EMTC          Materials            Pro Forma          Pro Forma
                                                    (Historical)     (Historical)         Adjustments         Combined
                                                    ------------     ------------         -----------         --------
                                                                     (Unaudited)
                                                                     -----------
ASSETS

Current assets                                              $550            $406,071              $  -          $406,621
Property and equipment                                        -                7,349                 -             7,349
Other assets                                                  -                3,550                 -             3,550
                                                            ----            --------              ---           --------
TOTAL ASSETS                                                $550            $416,970              $  -          $417,520
                                                            ====            ========              ===           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                          $ -            $208,670             $   -          $208,670
Long term liabilities                                          -                   -                 -                 -
                                                            ----            --------              ---           --------
     Total liabilities                                         -             208,670                 -           208,670
                                                            ----            --------              ---           --------
Stockholders' equity:

   Common stock                                              600                 333             5,067             6,000
   Additional paid-in capital                                  -              88,354           (5,067)            83,287
   Stock Subscribed                                            -               5,000                               5,000
   Stock Subscription Receivable                               -             (5,000)                             (5,000)
   Retained earnings (deficit)                              (50)             119,613                 -           119,563
                                                            ----            --------              ---           --------
     Total stockholders' equity                              550             208,300                 -           208,850
                                                            ----            --------              ---           --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $550            $416,970              $  -          $417,520
                                                            ====            ========              ===           ========




                          PRO FORMA STATEMENT OF INCOME

                   For the nine months ended September 30, 2002

                                                               Engineering &
                                                EMTC            Materials             Pro Forma           Pro Forma
                                          (Historical)         (Historical)            Adjustments        Combined
                                          (Unaudited)             (Unaudited)
Sales                                         $  -               $603,436                  $  -             $603,436
Operating expenses                              50                673,955                     -              674,005
                                           -------              ---------             ---------            ---------
Income  from operations                       (50)               (70,519)                     -             (70,569)
Other income                                     -                (5,264)                     -              (5,264)
                                           -------              ---------             ---------            ---------
Income before taxes                           (50)               (75,783)                     -             (75,833)
Provision for taxes                              -                (3,482)                     -              (3,482)
                                           -------              ---------             ---------            ---------
NET INCOME                                 $  (50)             $ (72,301)                  $  -            $(72,351)
                                           =======              =========             =========            =========
EARNINGS PER SHARE
     Net income                             $ (50)              $(72,301)                  $  -            $(72,351)
                                           =======              =========             =========            =========
     Weighted-average
     number of shares
     outstanding                           600,000              3,325,000             2,675,000            6,000,000

     Earnings (loss) per share                 Nil                    Nil                   Nil                  Nil


NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of September 30, 2002 as if outstanding as of the beginning of the period.

(3) Effective March 1, 2002, the president and sole shareholder of Engineering and Materials, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:


                      Class                     Shares          Cash and Notes     Compensation
                  --------------              ------------      --------------     ------------

        Company directors                        21,551            -                         $ 1,077

        Family members                          123,148            -                               -

        Employees                                 8,619            -                             431

        Legal Fees                               51,722            -                          15,000

        Unrelated party                           1,231            -                               -

        New stockholder group                   689,632             $ 35,000                       -
                                                -------             --------                --------
        Totals                                  895,903             $ 35,000               $ 16,508
                                                =======             ========                ========


         The cash and notes reflected above represent $10,000 cash deposited paid directly to the Company's attorney, $20,000 paid to the stockholder, and a verbal agreement to pay $5,000. The $5,000 is reflected in the proforma balance sheet as a stock subscription receivable. The balance of the transaction has occurred and is reflected in the historical statements of Engineering & Materials.

         Since no additional shares are being issued with respect to these transactions, all amounts are paid-in-capital transactions or stock subscribed.

(4) Effective March 13, 2002, the Company has entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation.

         The management shareholders, who hold approximately 74% of the outstanding stock of the Company have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Material Contacts Among the Companies.
-------------------------------------

         In January 2002, Benjamin Wei, a friend of John Harcourt, president of Engineering and Materials, contacted Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp. Mr. Wei had several months earlier been introduced to Mr. Kenan by the son of one of the partners of Mr. Kenan's law firm and had been informed at that time by Mr. Kenan of SuperCorp and the spinoff-merger transactions SuperCorp effects.

         In January 2002, Mr. Wei introduced Mr. Kenan to John Harcourt, the president of Engineering and Materials. After a discussion concerning Engineering and Materials' business and prospects, a deal was struck to effectuate a spinoff-merger transaction with SuperCorp organizing a new subsidiary - EMTC International, Inc., which would issue 600,000 shares of its common stock to SuperCorp for $600, and 5,400,000 shares of its common stock to the shareholders of Engineering and Materials should they approve a merger of their company with EMTC International, Inc.


         As a result of this agreement to effectuate a spinoff-merger transaction, by prior agreement between Mr. Wei and Mr. Harcourt and upon Mr. Wei's agreement to pay $15,000 of the expenses of the spinoff-merger transaction, Mr. Wei was issued 116,495 shares of common stock of Engineering and Materials, which shares will convert into 190,000 shares of common stock of EMTC International should the merger between EMTC International and Engineering and Materials be effected.

         Mr. Wei may be deemed to be a "finder" with regard to the proposed spinoff-merger transaction. He has had a previous relationship with Engineering and Materials, but none with any other party to the spinoff-merger transaction. His previous relationship with Engineering and Materials was that of being a minority (less than 5 percent) owner of Benchmark Global Capital Group, which has as one of its subsidiaries a broker-dealer member of NASD, Benchmark Securities. In November 2001 Mr. Wei attempted - without success - to introduce Engineering and Materials to New York-based firms for a possible public (or private) offering of shares of Engineering and Materials. Neither Benchmark Securities nor Global Capital Group has any involvement with Engineering and Materials or with this merger.

         In February 2002, the president of Engineering and Materials, John Harcourt, asked Mr. Kenan if he would accept 51,722 shares of common stock of Engineering and Materials in exchange for $15,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 51,722 shares of common stock of Engineering and Materials, which shares will convert into 84,000 shares of EMTC should the merger be approved and effected. Mr. Kenan was also asked to serve as an advisory director of Engineering and Materials for three years for no compensation. Mr. Kenan agreed to do so.

         Other than the proposed spinoff and merger and the matters described above, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Engineering and Materials, EMTC, and SuperCorp during the periods for which financial statements appear herein.

                             PENNY STOCK REGULATIONS

         There is no way to predict a price range within which EMTC's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, EMTC's common stock, initially at least, would be subject to the rules governing "penny stocks."

         A "penny stock" is any stock that:

         o        sells for less than $5 a share.

         o is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

         o is not a stock of a "substantial issuer." EMTC is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

         There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

The Penny Stock Suitability Rule
--------------------------------

         Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

         After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

         Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

         The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

         The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

         o        transactions not recommended by the broker-dealer,

         o        sales to institutional accredited investors,

         o sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

         o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The Penny Stock Disclosure Rule
-------------------------------

         Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

Effects of the Rule
-------------------

         The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

         EMTC's spinoff shares and merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                   INFORMATION ABOUT EMTC INTERNATIONAL, INC.

         EMTC International, Inc. was incorporated under the laws of the State of Oklahoma on March 12, 2002. It has no business, significant assets or employees. Its management serves without pay.

Description of Business and Properties.
---------------------------------------

         Should Engineering and Materials' stockholders approve the merger, EMTC shall be the surviving company, but its management shall not remain as the management of the post-merger company. Control of the company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present stockholders of Engineering and Materials. Engineering and Materials' present management shall become the management of the company.

         Engineering and Materials' present management advises us that it shall continue the business of Engineering and Materials as the business of EMTC after the merger.

         EMTC's present management consists of one person, George W. Cole. Mr. Cole is a stock broker employed by Dominion Financial Services, Inc. and has his office in Oklahoma City, Oklahoma. Mr. Cole is president and a director of SuperCorp.

Legal Proceedings.
-----------------

         Neither EMTC nor its property is a party to or the subject of pending legal proceedings.

Market for EMTC's Common Stock and Related Stockholder Matters.
--------------------------------------------------------------

         There is no present public trading market in the U.S. or elsewhere for EMTC's common stock. Its issued and outstanding shares are held by only one shareholder - SuperCorp, 600,000 shares. After the spinoff and before any vote on the merger by the stockholders of Engineering and Materials, EMTC shall have approximately 600 shareholders, but all certificates representing the 600,000 spinoff shares shall be held in escrow by the escrow agent.

         Should the merger be approved, (1) the escrow agent will release from escrow the certificates representing the ownership of the escrowed shares. These certificates would be delivered to the approximately 600 SuperCorp stockholders owning the securities represented by the certificates, and (2) the 15 stockholders of Engineering and Materials will receive 5,400,000 shares of common stock of EMTC in exchange for the 3,325,000 outstanding shares of capital stock of Engineering and Materials. At that time there shall be approximately 615 shareholders of the company.

Rule 144 and Rule 145 Restrictions on Trading.
---------------------------------------------

         Should the merger be approved, all six million outstanding shares of common stock of EMTC shall have been issued or distributed pursuant to registration with the Commission. The SuperCorp directors' 203,398 spinoff shares may be deemed to be "underwriters shares" requiring registration. And, there will be certain restrictions on the transfer for value of others of the six million outstanding shares.

         Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The persons that are affiliates of Engineering and Materials at the time of the vote on the merger are expected to be affiliates of the post-merger company. In order to sell their shares, such persons are deemed to be "underwriters" and must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such persons as long as they remain affiliates of the post-merger company, that:

          o the company must have been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act for at least 90 days,

          o the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

          o       transfers for value by such affiliates can occur only either
                  (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

          o each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (60,000 shares would be one percent immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

         The above resale provisions of Rule 145 shall continue for such persons as long as they are affiliates of the post-merger company. However, should they become non-affiliates of the post-merger company, then, after one year after the merger, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

         The table below sets forth the restrictions on trading that will apply to all 6,000,000 shares of common stock of EMTC that will be outstanding after the merger, should the merger be approved:

                                                                                     Number of Shares
                                                                                ---------------------------
                                                                                 Subject to      Not Subject
                                                                                  Trading         to Trading
                                                                                Restrictions     Restrictions
         Spinoff shares received
           by officers and directors
           of SuperCorp                                                          203,398(1)

         Spinoff shares received
           by other SuperCorp shareholders                                                               396,602

         Engineering and Materials shareholders not
           affiliated with Engineering and Materials
           before the merger                                                                           1,425,000

         Engineering and Materials shareholders
           that are affiliates of Engineering and
           Materials before the merger                                         3,975,000(2)                    0
                                                                               ---------         ---------------
                                                                               4,178,398               1,821,602

-------------------

(1) The officers and directors of SuperCorp may be deemed to be "underwriters" of the spinoff transaction. If so, absent registration, none of their shares may be transferred for value.

(2)      Subject to the Rule 145 restrictions on trading described above.

         Accordingly, after the effective date of the merger and the redistribution of the spinoff shares, there shall be 1,821,602 shares in the "public float," i.e., subject to no securities law restrictions on their being traded or transferred for value. We estimate that approximately 605 persons will own these shares of record. The offering of them for sale could have a materially adverse effect on the market price of the company's stock. Further, the affiliates of Engineering and Materials will hold an additional 3,975,000 shares and will be able to sell these shares pursuant to Rule 145 of the Securities Act.

         No equity of EMTC is subject to outstanding options or warrants to purchase, or securities convertible into, equity of EMTC.

         Dividends. EMTC has had no operations or earnings and has declared no
         ---------
dividends on our capital stock. Should the merger be approved, there are no restrictions that would, or are likely to, limit the ability of EMTC to pay dividends on its common stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes.

         Stock Options.
         -------------

         EMTC has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

         Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted no options to any person.

         Registration Statement. EMTC has filed with the Securities and Exchange
         ----------------------
Commission ("SEC") in Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the common stock offered by this Prospectus. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. EMTC is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

         Reports to Stockholders. EMTC will file reports with the Securities and
         -----------------------
Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB, and periodic 8-K reports. EMTC also intends to furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

         Stock Certificates.  Certificates for the securities offered hereby
         ------------------
will be ready for delivery within one week after the date of this Prospectus.

Financial Statements.
--------------------

         See "Financial Statements - EMTC International, Inc." for the independent auditor's report dated April 1, 2002, with respect to EMTC's balance sheet as of March 13, 2002 and the notes to the financial statements; and the balance sheet as of September 30, 2002 and the notes to the financial statements.


       INFORMATION ABOUT ENGINEERING AND MATERIALS TECHNOLOGY CORPORATION

Overview.
--------

         Engineering and Materials provides an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality-control assurance testing and monitoring. Its core specialty is failure analysis and accident prevention analysis of child seats for vehicles.

         Engineering and Materials has its headquarters in Oklahoma City, Oklahoma. Its fiscal year ends December 31. It operated at a profit after taxes of $84,039 in 2000 and at a profit after taxes of $29,051 in 2001. Its retained earnings are $191,194.

Management's Discussion and Analysis of Financial Condition and Results of Operations.
------------------------------------------------------------------------

         The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

         Results of operations.
         ---------------------

         The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2001 and December 31, 2000 and the interim periods ended September 30, 2002 and September 30, 2001:

                                              Fiscal Year       Nine Months
                                              ended 12-31       ended 09-30
                                        ------------------------------------
                                        2001       2000      2002      2001
                                        ------------------------------------


   Sales                                100%       100%         100%       100%

   Operating expenses                    96%        88%         112%        97%

   Income from operations                 4%        12%        (12)%         3%

   Non-operating income (expense)       0.9%      (0.5)%        (0)%         2%

   Net income before taxes                5%        11%        (12)%         5%

   Net income after taxes                 4%         8%        (12)%         3%


         Sales.
         -----

         Sales of $745,265 for fiscal year 2001 decreased by 30 percent from fiscal 2000's sales of $1,071,236. This decrease was due primarily to management's focus in 2001 on developing a merger and acquisition strategy, which redirected management time away from its core business. Cases worked and billable time decreased, which resulted in decreased engineering revenues.

               Interim Results - September 30, 2002 Compared With September 30, 2001
               -----------------------------------------------------------

         Sales for the first nine months of Fiscal Year (FY) 2002 increased by $137,749 over sales for the first nine months of FY 2001 - from $465,687 to $603,436, an increase of 29 percent. This increase is attributable to increased billable time for the current period. The increase in billable time was a result of increased activity among the company's existing open cases.

         Case expenses and general and administrative expenses.
         -----------------------------------------------------

         Engineering and Materials' primary source of income is from providing assistance to plaintiffs' lawyers in litigation involving injuries to children in vehicle accidents and product liability claims with regard to the child seats used by the children. "Case expenses" are those related to testing, accident reconstruction and other expenses required for the ultimate disposition of such litigation or disputes.

         Case expenses remained steady in fiscal 2001 - $158,603 - as compared to fiscal 2000 - $155,519. General and administrative expenses decreased, however, by 30 percent - from $776,515 in 2000 to $545,413 in 2001, a decrease consistent with the 30 percent decrease in sales. Major decreases occurred in the following line items:

         o        bad debt expense, from $77,299 to $51,689,

         o        contract labor, from $52,027 to $18,095,

         o        travel expense, from $28,923 to $17,455,

         o        entertainment, from $14,003 to $7,692,

         o dues and subscriptions, from $14,085 to $421. For the year ended 2000, a one-year subscription was made for accident reconstruction software in the amount of approximately $14,000. This software subscription was not renewed for the year 2001.

         o        health insurance, from $23,645 to $16,812, and

         o the largest decrease of all, owner fees (payments to our president), from $363,327 to $195,004. For fiscal years 2002 and 2001, all capital stock of the company was owned by the president, John Harcourt. He determined the amount of his compensation by reason of factors relevant to his personal financial situation and not the financial operations of the company. In 2001 his financial needs decreased. Starting in 2002 his compensation is set at $15,000 a month with the potential for a discretionary bonus. It is anticipated that this compensation will be renewed on an annual basis.

Major increases occurred in the following line items:
      ---------

         o        audit fees, from zero to $20,000,

         o        legal and professional, from $350 to $15,681, and

         o        consulting expense, from zero to $10,000.

                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  ------------------------------------------------------------

                  Case expenses for the first nine months of FY 2002 increased by $49,077 over case expenses for the first nine months of FY 2001 - from $24,790 to $73,867, an increase of 197 percent. This increase is attributable to the increase in business reflected in the 29 percent increase in sales during the first nine months of FY 2002.


                  Major increases occurred in the following line items:
                        ---------

     o Audit fees increased from $0 to $19,888. Prior to September 2001 the company had not engaged an independent auditor; hence no audit fees in 2001.

     o Legal and professional fees increased from $5,000 to $60,203. A substantial part of the increase ($30,000) was paid to a law firm in New Jersey in an unseccessful attempt to form alliances and possibly raise private equity with contacts in New York.

     o Accounting fees increased from $3,007 to $21,359. Beginning in 2002, because of the company's activities with regard to becoming an SEC registrant, it experienced a need for increased accounting services.

     o Bad Debt Expense increased from $31,507 to $81,843. The Company had a major client for whom they performed work for the first time, and this client disputed a substantial part of their bill regarding a case that was settled in February 2002. The company has reserved this one account by approximately $40,000.

                  Major decreases occurred in the following line items:
                        ---------

     o Contract labor decreased from $14,595 to $60. The company does not utilize contract labor on a consistent basis. Contract labor is utilized only on special occassions and is difficult to predict.

     o    Travel expense decreased from $3,139 to $844.

     o Owner fees (payments to our president), from $122,544 to $135,000. For the interim periods in 2002 and 2001, all capital stock of the company was owned by our president, John Harcourt. He determined the amount of his compensation by reason of factors relevant to his personal financial situation and not the financial operations of the company. Starting in 2002 his compensation is set at $15,000 a month with the potential for a discretionary bonus. It is anticipated that this compensation will be renewed on an annual basis.

         Net income.
         ----------

         Engineering and Materials had net income of $29,051 in 2001, a 65 percent decrease from 2000's net income of $84,039 and attributable to a 30-percent reduction in sales.

                  Interim Results - September 30, 2002 Compared With Septemner 30, 2001
                  ------------------------------------------------------------

                  Engineering and Materials had a net loss of $(72,301) in the first nine months of FY 2002, as compared with net income of $15,751 during the first nine months of FY 2001 even though sales increased by 77 percent in the interim period in FY 2002 over the same period in FY 2001. The net loss is attributable to the 60-percent increase in case expenses and general and administrative expenses for the FY 2002 interim period over the same period in FY 2001.


         Other income (expense).
         ----------------------

         In fiscal year 2001 the company sold a Chevrolet truck for a gain of $10,723. The truck was deemed to be excess to the needs of the company.

                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  ------------------------------------------------------------

                  Other income (expense) reversed from income of $9,275 during the first nine months of FY 2001 to expenses of $5,036 during the first nine months of FY 2002. This reversal is attributable primarily to the gain of $10,723 on the sale of a truck during the FY 2001 interim period to a loss of $3,000 on the sale of a specialty luxury automobile during the FY 2002 interim period.

         Balance sheet items.
         -------------------

         Current assets of $342,539 on December 31, 2001, compare favorably with current liabilities of $263,477 at that time. Accounts receivable were $246,671; accounts payable were $81,219.

                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  ------------------------------------------------------------

                  Current assets of $406,071 on September 30, 2002 compare favorably with current liabilities of $208,670 at that time. Accounts receivable on September 30, 2002 were $283,196, net of allowance for doubtful accounts of $14,270. The major item of current liabilities on September 30, 2002 was accrued and current deferred income taxes of $129,019.

                  Stockholders' equity on September 30, 2002 decreased to $208,300 from $220,794 on September 30, 2001, major components of change were an additional $45,817 in paid-in capital and a decrease of $58,311 in retained earnings.


         Liquidity and Capital Resources.
         -------------------------------

         Engineering and Materials' sources of liquidity are the personal assets of its president and major stockholder, John Harcourt, and bank borrowings. As of December 31, 2001 its bank borrowings were limited to a Small Business Administration loan due April 30, 2002 which has been paid down to $21,189 and is secured by Mr. Harcourt's personal assets. Engineering and Materials anticipates that it will retire the SBA note on the due date.

         Engineering and Materials was liquid on December 31, 2001 with $71,592 cash and cash equivalents on hand, $246,671 in accounts receivable at fiscal 2001 year-end and current liabilities of $263,477.

         The increase in accounts receivable from $88,553 at December 31, 2000 to $246,671 at December 31, 2001 was due to the invoicing of revenues that had accumulated as "unbilled revenue". Unbilled revenue represents revenue that the company has earned by virtue of professional services performed on billable time and expense engagements but has not been invoiced to the client. Unbilled revenue could also be considered unbilled receivables. When the company invoices a client "unbilled revenue" becomes accounts receivables. Hence the increase in accounts receivable was merely a function of invoicing previously unbilled revenues. The other result of invoicing was the corresponding decrease in "unbilled revenue " from $210,724 at year-end 2000 to $80,661 at year-end 2001. Unbilled revenue decreases as invoices are generated that transfer unbilled revenue to accounts receivable.

         Engineering and Materials' accounts receivables are small in number but typically carry larger balances. Collection problems to the extent that they exist are usually the result of specific identifiable disputes with a specific client. The disputes usually involve an element of the overall work performed and typically not the entire invoiced amount. The amounts of these disputes have ranged from $5,000 to $40,000. In all cases the company attempts to resolve disputed items without any discount or reduction of fees. If this is unsuccessful, then the company compares the estimated cost of legal fees to enforce collection to the option of accepting a reduced amount of the invoice and selects the option that would yield the greatest net collection to the company. On larger amounts the company usually has used legal enforcement to facilitate collections.


         Property and equipment, net of depreciation, increased from $24,866 at year-end 2000 to $71,044 at year-end 2001, which reflects the purchase by Engineering and Materials during 2001 of a specialized luxury automobile. This automobile was purchased so that its "passive motorized restraint system" could be studied. This information was relevant to an existing case that the company was engaged in. Upon resolution of the case the automoble was sold.

         Accrued liabilities increased from $46,242 at year-end 2002 to $106,822 at year-end 2001 due primarily to an icrease in current income taxes payable based on the company's completed 2001 Federal Income Tax return.

         Unearned revenue increased from $6,831 at year-end 2000 to $20,000 at year-end 2001 due to the collection of case retainers to which no billable time had been accumulated on the case. Retainers are classified as unearned revenue until such time as billable times starts to accumulate; at that time, unearned revenue is reduced.

         Deferred taxes payable decreased from $67,390 at year-end 2000 to $16,642 at year-end 2001 due to a decrease in the company's current income tax payable as a result of the company's filing its 2001 federal income tax return, which in turn reduced the amount of deferred taxes.

                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  -----------------------------------------------------------

                  Engineering and Materials' liquidity position on September 30, 2002, consisted of $73,786 cash in the bank and accounts receivable, net of allowance for doubtful accounts, or $283,196 , compared to current liabilities of $208,670. Of the $208,670 of current liabilities $64,532, represented current income taxes payable from the company's 2000 tax return. The original amount due on the 2000 return when filed was $89,341. The company did not pay the amount due upon filing the 2000 tax return. Subsequently this amount has been reduced by net operating loss carrybacks from the company's 2001 tax return which reduced the amount to $64,532. This amount is delinquent. As of December 3, 2002, the IRS had not initiated any collection process. The company anticipates that the 2002 income tax return will result in a net loss. This net loss can be carried back to reduce the year 2000 tax liability. At that time the company anticipates that it will pay any remaining income tax liability.


         Engineering and Materials' future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

               DESCRIPTION OF ENGINEERING AND MATERIALS' BUSINESS
               --------------------------------------------------

Business Development.
--------------------

         Engineering and Materials was incorporated in Oklahoma in July, 1973 with the name Southwest Metallurgical Consultants, Inc. In 1982 it changed its name to Engineering and Materials Technology Corporation. It has always operated out of offices and testing laboratories in Oklahoma City, Oklahoma. It is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers; American Society for Metals; Corrosion Engineers; American Society for Nondestructive Testing; Microbeam Analysis Society; Society of Automotive Engineers and the Association for the Advancement of Automotive Medicine.

Description of Business.
-----------------------

          Engineering and Materials' business has three sources of revenue:

          o        industrial consulting,

          o        forensic engineering consulting, and

          o        laboratory testing services.

          Its recent historical revenue has been divided as follows: approximately 10 percent - industry contracts, and 90 percent - forensic contracts.

          Governmental engineering consulting.
          -----------------------------------

          Industrial consulting.
          ---------------------

          Engineering and Materials has 28 years of experience serving industrial clients. It has provided consulting and testing analysis services to many public and private corporate clients such as Texaco, Parker Drilling Company, Beechcraft, Aero Commander, Kerr-McGee Corporation, CMI Corporation, Oklahoma Natural Gas Company and others. In recent years, activities and revenues in the area of industrial consulting have declined, and the company has shifted its focus towards forensic engineering. It currently has no industrial consulting work under contract.

          Forensic engineering consulting.
          -------------------------------

          Engineering and Materials provides services as an expert in the field of the protection of children as occupants in vehicles, particularly in the area of the crash worthiness of child seats used in vehicles. It has provided services to clients in over 30 states and jurisdictions and serves the needs of product liability law firms in their actions involving child-seat related injuries. The core specialty of Engineering and Materials is failure analysis and accident reconstruction and analysis regarding child seats used in vehicles. Its role is to provide services to support plaintiffs' lawyers and to be responsible for any testing, accident reconstruction or expert opinion testimony that the plaintiffs' lawyers require for the ultimate disposition of a lawsuit or dispute.

          Proposed business projects (based on forensic engineering experience)

          Engineering and Materials has over 15 years of experience in the field of child occupant protection. It has provided forensic engineering services in many child restraint product liability lawsuits. It proposes to develop and establish, subject to the availability of funds, a proprietary prototype child safety seat. For this Child Safety Seat, Engineering and Materials will establish a set of proprietary standards based on company experience in analyzing actual crash data. This set of standards will exceed the current governmental standard as stated in FMVSS 213. The FMVSS 213 standard requires that a child safety seat be tested to simulate and provide adequate protection against a frontal impact at 30 miles an hour. There are no other impact configurations such as side, rear, or rollover that are tested and no other impact speeds used under the standard FMVSS 213. Once its proprietary standards are in place, the company proposes to conduct a series of dynamic crash tests and then analyze the results to determine compliance with its standards.


          Engineering and Materials will apply for patent protection for its original prototype child safety seat. This seat is designed for infants up to age 1 (or 22 pounds). It is anticipated that this one patent will be all that is required for the infant seat. Additional patents could be required to cover new prototype designs that accommodate children age 1 (or 22 pounds). It is not known at this time when new prototypes would be developed or when future patent applications would be made.


          In addition to developing its own proprietary prototype Child Seat, "Engineering and Materials intends to develop, using the research information obtained in developing the prototype, A "Seal of Safety Approval for Child Seats" which is intended to be similar to the "SNELL seal of approval" for motorcycle helmets and is intended to build confidence in consummers that child restraint systems bearing the "Engineering and Materials Seal of Safety Approval for Child Seats" are safe for use in the automotive and aircraft environments. It is believed that such "Safety Seal" can be licensed to child seat manufacturers that meet Engineering and Materials' safety testing standards and can generate licensing revenues.

          There is no governmental approval needed for the establishment of such a proprietary "Seal." Its intrinsic worth will rest upon the public's perception that the standards the Seal reflects exceed the government's standards as reflected in governmental regulations.


          Currently, Engineering and Materials does not have the funds required to perform the crash tests needed to verify, using scientific methods, the Seal standards it will propose, based upon its experience in analyzing actual crash data, and likely modify, based upon the results of the crash tests. One of the purposes of the proposed spinoff-merger transaction with EMTC is to provide a public market for its common stock, which it is hoped will better enable the company to raise private equity capital needed for the development of the Seal.

          Laboratory testing services.
          ---------------------------

          Engineering and Materials provides a wide range of laboratory testing services and in-house laboratory analysis services. Such services include:

          o Failure analysis - the investigative procedure involved in determining the cause of effects that result from the failure of mechanical or electrical systems to function as designed,

          o Biomechanics analysis - the determination of how people become injured and what injuries can be expected when people are exposed to a certain incident or environment,

          o Fires, explosions and toxic chemical analysis - the determination of the causes of fire and explosions and their propagation, chemical reactions, kinetics assessment, and full-scale fire and explosive testing,

          o Engineering design analysis and testing - the evaluation of loads on a system or product, from medical devices to commercial aircraft, including the prediction of remaining lifetime of a system or product, damage assessment, stress analysis, design review, vibration evaluation, impact penetration, medical device assessment, aviation accident reconstruction, and aircraft system testing and evaluation, and

          o Vehicle evaluation and testing - design analysis, component testing, accident reconstruction, crash testing, product validation testing, occupant injury analysis and other services for all types of terrain vehicles.

Competition.
-----------

         Approximately 95 percent of Engineering and Materials' 2000 and 2001 revenues came from its activities providing expert opinion evidence and testimony in lawsuits involving injuries to children in vehicle accidents and the crashworthiness of child seats. It believes it is one of only five sources that provide almost all of this type of expert opinion evidence in litigation in the U.S. courts. Generally, before one can qualify to give expert testimony in this area, the witness or his company must reconstruct the accident and perform it under laboratory conditions.

Distribution Methods.
--------------------

         Engineering and Materials has no products or services to distribute and does not advertise the availability of its services. However, it has more than 28 years of building an extensive network of government and industry associations. It relies, for business, on this network and its reputation.

Dependence on Major Customers or Suppliers.
------------------------------------------

         Engineering and Materials is not dependent on one or a few customers. In 2000 and 2001, about 20 clients from all over the United States provided 60% of Engineering and Materials' revenues.

Patents, Trademarks and Licenses.
--------------------------------

         Engineering and Materials neither owns nor has applied for any patents or trademarks.

Government Approval of Principal Products or Services.
-----------------------------------------------------

         Engineering and Materials' services are not, themselves, subject to government approval, but its engineers are subject to state and professional licensing requirements. Many of the services performed by Engineering and Materials' engineers are directed toward its customers obtaining governmental approvals, such as airworthiness certificates and vehicle safety certificates.

Government Regulations.
----------------------

         Engineering and Materials' activities in its testing laboratories are subject to OSHA safety requirements.

Research and Development.
------------------------

         The company has not engaged in research and development activities for the purposes of product development during the past two fiscal years.


Environmental Laws.
------------------

         Engineering and Materials has minimal direct costs with regard to complying with environmental laws and regulations, primarily with regard to the disposal of waste chemicals and other waste products used in its testing activities. The State of Oklahoma is responsible for monitoring compliance with the provisions of the Federal Code of Regulations that deal with water quality. The State of Oklahoma, through its Department of Environmental Quality, regularly inspects the company's compliance with these regulations. Engineering and Materials' volume of waste chemicals or other waste products is so small that the regulations do not require a pre-treatment program.

Employees.
---------


         At present, Engineering and Materials has 5 full time and 4 part time employees. All others in its organization are consultants. Engineering and Materials has a group of three engineers and scientists that serve as consultants on a case-by-case basis. This group is used on an occasional basis to extract specific knowledge relating to the needs of a specific case. Their knowledge is in a field of engineering that the company does not have in-house, primarily electrical engineering. Should these consultants not be available, the company would have to locate other persons or firms with the needed expertise. Such other persons or firms are readily available and already known to the company.


Principal Plants and Property.
-----------------------------

         Engineering and Materials leases from its president, John Harcourt, 2,700 square feet of office space in Oklahoma City at 902 Northwest 59th Street, Oklahoma City, Oklahoma 73118. The rental is $8.89 a square foot a year. Engineering and Materials believes this is a fair market value for office space compared with similar property in Oklahoma City.


Seasonality.
-----------

         The majority of our income is derived from our forensic engineering consulting, which coincides with sessions of the federal district courts, which occur in the spring and fall of the year.

Legal Proceedings.
-----------------

         Neither Engineering and Materials nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

         The Oklahoma State Board of Registration for Professional Engineers and Land Surveyors requires an engineering firm in the state to maintain at all times a full-time charge professional engineer to be responsible for the firm's engineering services at the time of providing such engineering services. In 1999, Edward Blick, who had been the full-time responsible-charge engineer for Engineering and Materials, resigned in June 1999 and the company did not hire a new charge engineer until November 1999. On November 18, 1999, John Harcourt, Edward Blick and Engineering and Materials were each fined a one-time administrative penalty ranging from $500 to $1,000 by the Oklahoma State Board of Registration for Professional Engineers and Land Surveyors. Ever since the above incident, Engineering and Materials has been in full compliance with the Oklahoma State Board of Registration for Professional Engineers and Land Surveyors.

Market for Engineering and Materials' Capital Stock and Related Stockholder Matters.
---------------------------------------------------------------------------

         There is no public trading market for Engineering and Materials' common stock. There are 16 holders of record of Engineering and Materials' issued and outstanding common stock. Should the merger not be approved, no public trading market is expected to develop for Engineering and Materials stock. Engineering and Materials has declared no dividends on its common stock. There are no restrictions that would or are likely to limit the ability of Engineering and Materials to pay dividends on its common stock, but Engineering and Materials advises us that it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

Financial Statements.
--------------------

         See "Financial Statements - Engineering and Materials" for the audited financial statements of Engineering and Materials containing a balance sheet at December 31, 2001, and statements of income, cash flows, and changes in stockholders' equity for the periods ended December 31, 2001 and 2000, and the unaudited financial statements of Engineering and Materials containing a balance sheet at September 30, 2002 and 2001, and statements of income, cash flows, and changes in stockholders' equity for the nine-month periods ended September 30, 2002 and 2001, which have been prepared in accordance with generally accepted accounting principles in the United States.


                             MANAGEMENT INFORMATION

Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------

         The following table shows information as of November 30, 2002 with respect to each beneficial owner of more than 5% of each class of voting stock of EMTC, and to each of the officers and directors of EMTC individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the spinoff (600,000 shares) and to the merger:


                                                               Common Stock of EMTC Beneficially
                                                                             Owned
                                                                             -----
                                                                Before                       After
                                                                Spinoff                     Spinoff                  After Merger
                                                                -------                     -------                  ------------

                                                     No. of           % of        No. of           % of         No. of      % of
EMTC                                                 Shares           Class       shares           Class        shares      Class
----                                                 ------           -----       ------           -----        ------      -----

SuperCorp Inc.
201 Robert S. Kerr Ave., Suite 1000
Oklahoma City, OK   73102                            600,000         100                0          0(1)              0        0(1)

John E. Adams
1205 Tedford
Oklahoma City, OK   73116                            600,000(2)      100           40,488           6.7         40,488       0.67

Thomas J. Kenan
212 Northwest 18th
Oklahoma City, OK   73103                            600,000(2)      100           40,488           6.7       124,488(3)     2.1

                                       41


Ronald D. Wallace
530 North Saint Mary's Lane
Marietta, GA   30064                                 600,000(2)      100           40,488           6.7         40,488       0.67

T.E. King II
330 The Village Drive #211
Redondo Beach, CA   90277                            600,000(2)      100           40,488           6.7         40,488       0.67

George W. Cole
3535 Northwest 58th, Suite 770
Oklahoma City, OK   73112                            600,000(2)      100           41,446           6.9         41,446(4)    0.69

Officers and Directors as a Group
(1 person)                                           600,000         100         203,398          33.9        287,398        4.8

-----------------------------------------------------------------------------


(1) After allocating one share of common stock of EMTC for each 11.164 shares of common stock of SuperCorp, SuperCorp will have 47 shares available for rounding up fractional shares.

(2) These shares are attributed to this person through his position as a director of SuperCorp. SuperCorp owns 600,000 shares of common stock of EMTC. This person shares with the other directors of SuperCorp the voting and investment power over SuperCorp's stock in EMTC.

(3) These shares would be owned by the Marilyn C. Kenan Trust. This trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. This trust would receive 40,488 shares of common stock of EMTC in the spinoff. Mr. Kenan provides legal services to EMTC and to SuperCorp. The Marilyn C. Kenan Trust also owns 51,722 shares of common stock of Engineering and Materials, which shares were donated to it by Thomas J. Kenan, which shares will convert into 84,000 shares of common stock of EMTC in the merger, should the merger be approved by the shareholders of Engineering and Materials.

(4) These spinoff shares are attributed to Mr. Cole through the holdings of 462,706 shares of common stock of SuperCorp held by his spouse, Marjorie J. Cole - 452,006 shares, the Cole Family Limited Partnership
         - 1,500 shares, Mr. Cole - 1,600 shares, Marjorie J. Cole and George W. Cole -1,600 shares, George W. Cole and a son, George B. Cole - 1,500 shares, George W. Cole and a daughter, Margaret A. Cole - 1,500 shares, Marjorie J. Cole and a son, George B. Cole - 1,500 shares, and Marjorie
         J. Cole and a daughter, Margaret A. Cole - 1,500 shares. Mr. Cole disclaims any beneficial ownership in shares of capital stock of EMTC owned by his spouse.

         The following table shows information as of November 30, 2002 with respect to each beneficial owner of more than 5% of each class of voting stock of EMTC and of Engineering and Materials, and to each of the officers and directors of EMTC and of Engineering and Materials, individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the merger (6,000,000 shares):


                                                         Common Stock Beneficially Owned
                                                         -------------------------------
                                            Engineering and Materials
                                                     Common                      EMTC Common
                                                  Before Merger                  After Merger
                                                  -------------                  ------------
                                          No. of             % of        No. of             % of
Engineering and Materials                 shares             Class       shares             Class
-------------------------                 ------             -----       ------             -----
John A. Harcourt                 2,429,097                  73.1%        3,945,000            65.8%
12016 Thornridge Road
Oklahoma City, OK 73120

Steve O. Godwin                          0                     0                 0               0
2631 N.W. 65th Street
Oklahoma City, OK 73116

Robert J. Stone Sr                   6,157                     *            10,000               *
1329 S.W. 71st Terrace
Oklahoma City, OK 73159

James A. Hill, M.D                  12,315                     *            20,000               *
5000 Brettshire Way
Oklahoma City, OK 73142

Officers and Directors           2,447,569                 73.6%         3,975,000            66.3%
as a group (4 persons)

-----------------------------------------

         * Less than one percent.

Directors, Executive Officers and Significant Employees.
-------------------------------------------------------

         Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of EMTC and of Engineering and Materials and a description of the business experience of each.

         EMTC International, Inc.
         -----------------------

                                                                                           Office Held         Term of
                   Person                                       Office                        Since            Office
                   ------                                       ------                        -----            ------
George W. Cole, 76                               President, Secretary, Treasurer and          2002              2003
                                                 Director

         Engineering and Materials Technology Corporation ("Engineering and Materials").
         ------------------------------------------------------------------

                                                                                           Office Held         Term of
                   Person                                       Office                        Since            Office
                   ------                                       ------                        -----            ------
John Harcourt, 57                                Chief Executive Officer                      1989              2003
                                                 Director (Chairman)                          1989              2003
Steve Godwin, 40                                 Chief Financial Officer                      2001              2003
Robert Stone, 75                                 Secretary, Treasurer                         1989              2003
                                                 Director                                     1989              2003
James Hill, M.D., 67                             Director                                     2001              2003


         Business Experience:

         EMTC.
         ----

         George W. Cole.  Mr. Cole has been active in the securities business
         --------------
since 1956. Since 1995 Mr. Cole has been employed as a Series 7 registered representative with Dominion Investors Services, Inc., a registered broker-dealer firm. Mr. Cole devotes only incidental time to the affairs of EMTC International, Inc.

         Engineering and Materials.
         -------------------------

         John Harcourt. Mr. Harcourt received two bachelor of science degrees,
         -------------
one in metallurgical engineering and the other in engineering from the University of Oklahoma in 1968 and 1970. He has served as a metallurgical consultant for the United States Air Force and as a consultant to government and industry since 1968. He was a co-founder of Engineering and Materials in 1973 and has been employed by it since inception. His credentials include consultation and forensic analysis for the United States Department of Transportation Safety Institute, serving as a Model Instructor in the divisions of Motor Carrier, Railroad, Hazardous Materials, Aircraft, Marine and Pipeline. Mr. Harcourt is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers (past Chairperson); American Society for Metals (Chairperson 1978, 1979); American Society for Testing and Materials; National Association of Corrosion Engineers; American Society for Non-destructive Testing; Society of Automotive Engineers; and the Association for the Advancement of Automotive Medicine. He has authored many scientific publications. Mr. Harcourt devotes his full time to the business of Engineering and Materials.

         Steve Godwin.  Mr. Godwin received a bachelor of business
         ------------
administration degree from the University of Oklahoma in 1983. He became a certified public accountant in 1986. He was employed as an accountant from 1983 until 1987 by Foster, Dickinson & Co., certified public accountants. From 1987 to 1991 he was employed as a controller in Dallas, Texas by H.D. Vest Investment Services, Inc., an NASD-member broker-dealer. Mr. Godwin has been employed since July 2000 in Oklahoma City, Oklahoma by Benchmark Global Capital, Inc., an international business consulting firm, as its chief financial officer. Mr. Godwin devotes less than five percent of his time to the affairs of Engineering and Materials.

         Robert Stone. Mr. Stone has been employed by Engineering and Materials
         ------------
since 1981 and is presently its Senior Metallurgist. As Senior Metallurgist, he investigates failures and problems in the petroleum industry for major oil companies. He has consulted for clients such as Texaco, Nabor Drilling, Apache Corporation, Parker Drilling, Kerr McGee, and Cudd Pressure Control. He has acted as a third-party investigator for governmental clients such as Tinker Air Force Base in Oklahoma City. His team has consulted with domestic companies such as CMI, Gulf Stream America, Cessna and Coleman Co. and foreign entities from the Austrian Air Force to Chinese petroleum hardware manufacturers. He has held the status of Senior Metallurgist for the Federal Aviation Administration and the Department of Defense. Mr. Stone devotes 100 percent of his time to his employment with Engineering and Materials.

         James A. Hill, M.D.  Dr. Hill attended the School of Pharmacy at the
         ------------------
University of Oklahoma from 1956 through 1959 and earned his degree of Doctor of Medicine from the University of Oklahoma School of Medicine in 1963. Dr. Hill has maintained a successful medical and surgical practice since 1964. In the past twenty years, Dr. Hill has specialized in cosmetic surgery. He is a senior member of the American Medical Association and a Fellow of the American Academy of Cosmetic Surgery.

Remuneration of Directors and Officers.
--------------------------------------

         EMTC.
         ----

         Mr. Cole, the sole officer and director of EMTC, has received and is receiving no compensation for his services for the company. No compensation is proposed to be paid to any officer or director of the company prior to the proposed merger with Engineering and Materials.

         Engineering and Materials.
         -------------------------

         The directors of Engineering and Materials receive no compensation for their services as directors. The officers of Engineering and Materials received from it an aggregate of $240,000 of compensation in the last fiscal year for their services in all capacities. Should the merger be effected, the pre-merger officers and directors of Engineering and Materials shall become the officers and directors of the post-merger company with no changes in their compensation. Further, Thomas J. Kenan, a director and secretary of SuperCorp, as well as its legal counsel, shall be an "advisory director" of the post-merger company. Mr. Kenan was issued 51,722 shares of common stock of Engineering and Materials in February 2002 in exchange for $15,000 of his $40,000 legal fees. Mr. Kenan's position as an "advisory director" is a non-compensated position.

                                                                                   Long Term Compensation
                                                                          -----------------------------------
                                                         Awards
                                            --------------------------------------
          Annual Compensation                                 Securities
                                                              Underlying                     Payouts
                                                              ----------        -----------------------------
                           Other Annual     Restricted        Options/          LTIP             All Other
Year     Salary   Bonus    Compensation     Stock Awards      SARS              Payouts          Compensation
----     ------   -----    ------------     ------------      ---------         -------          ------------

2001     $192,000    0           0              0                 0                 0                0
2000     $325,000    0           0              0                 0                 0                0
1999     $240,000    0           0              0                 0                 0                0


         Until 2001, Mr. Harcourt was the sole owner of capital stock in Engineering and Materials. It was his practice to take a year-end bonus equal to most of the net profits of the company. Starting in 2002, he receives a salary of $180,000.

         Employment Contracts.
         --------------------

         Engineering and Materials has no employment contracts with any employees.

         Stock Options.
         -------------

         Engineering and Materials has no stock option plan, but EMTC has adopted one, which shall survive the merger, the major provisions of which Plan are as follows:

         Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted no options to any person.

Certain Relationships and Related Transactions.
----------------------------------------------


         SuperCorp, which owns 100 percent of the outstanding common stock of EMTC, is a "parent" of EMTC. The directors of SuperCorp may be deemed to be "parents" of EMTC by reason of their control of SuperCorp. The percentage of voting securities of SuperCorp owned by its directors is as follows:

                  Director                   Percentage

                  George W. Cole             6.9%
                  John E. Adams              6.7%
                  T.E. King II               6.7%
                  Thomas J. Kenan            6.7%
                  Ronald D. Wallace          6.7%

         EMTC's Transactions with Its Promoters.
         --------------------------------------

         SuperCorp and its directors - John E. Adams, Thomas J. Kenan, George W. Cole, T.E. King II and Ronald D. Wallace - took the initiative in organizing EMTC and are deemed to be the promoters of EMTC and the transaction with Engineering and Materials. SuperCorp purchased 600,000 shares of common stock of EMTC at $0.001 a share. Each director will receive shares of common stock of EMTC in the spinoff, all as set forth above under "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management."


         Engineering and Materials' Transactions with Management.
         -------------------------------------------------------

         Engineering and Materials leases from its president, John Harcourt, 2,700 square feet of office space in Oklahoma City at 902 Northwest 59th Street, Oklahoma City, Oklahoma 73118. The rental is $8.89 a square foot a year. Engineering and Materials believes this is a fair market value for office space compared with similar property in Oklahoma City.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Thomas J. Kenan, Esquire, counsel to EMTC and a director of SuperCorp, is named in this Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 51,722 shares of common stock of Engineering and Materials. It also is the beneficial owner of 452,006 shares of common stock of SuperCorp. By reason of these ownerships, the trust shall become the beneficial owner of 124,488 shares of EMTC by way of the merger and SuperCorp's distribution of the 600,000 spinoff shares to its stockholders. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                     EXPERTS


         The financial statements of EMTC and the balance sheets of Engineering and Materials Technology Corporation as of December 31, 2001, and 2000, and the related statements of income, stockholders' equity, and cash flows for the two years ended December 31, 2001 included in this prospectus have been audited by Buxton & Cloud, P.C., independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         Under Oklahoma corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

         With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

         In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

         To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Oklahoma law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Indemnification and payment of expenses provided by Oklahoma law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, an Oklahoma corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

         As a result of such corporation law, Engineering and Materials or, should the proposed merger become effective, EMTC may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to the merger with respect to Engineering and Materials.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures.
-------------------------------------------------------------------------

            There have been no charges in or disagreements with independent accountants on accounting and financial disclosures by either of EMTC or Engineering and Materials.

                           FINANCIAL STATEMENTS INDEX

         The financial statements of EMTC and of Engineering and Materials appear as follows:



EMTC International, Inc.
         Independent Auditors' Report .............................................................................F-1
         Balance Sheets at March 13, 2002 .........................................................................F-2
         Statements of Operations for the period from inception
                  (March 12, 2002) to March 13, 2002   ............................................................F-3
         Statements of Cash Flows for the period from inception
                  (March 12, 2002) to March 13, 2002 ..............................................................F-4
         Notes to Financial Statements ............................................................................F-5

         Balance Sheet September 30, 2002 .........................................................................F-7
         Statements of Operations for the period from inception
                  (March 12, 2002) to September 30, 2002   ........................................................F-8
         Statements of Cash Flows for the period from inception
                  (March 12, 2002) to September 30, 2002 ..........................................................F-9
         Notes to Financial Statements September 30, 2002 .........................................................F-10


Engineering and Materials Technology Corporation

         Independent Auditors' Report .............................................................................F-12
         Balance Sheets at December 31, 2001 and December 31, 2000 ................................................F-13
         Statements of Operations for the years ended
                  December 31, 2001 and December 31, 2000 .........................................................F-14
         Statements of Cash Flows for the years ended
                  December 31, 2001 and December 31, 2000 .........................................................F-15
         Statements of Stockholders' Equity
                  for the years ended December 31, 2001 and
                  December 31, 2000 ...............................................................................F-16
         Notes to Financial Statements ............................................................................F-17

         Balance Sheet at September 30, 2002 and 2001(unaudited) ..................................................F-22
         Statements of Operations for the periods ended
                  September 30, 2002 and September 30, 2001 (unaudited) ...........................................F-23
         Statement of Cash Flows for the periods ended
                  September 30, 2002 and September 30, 2001 (unaudited) ...........................................F-24
         Statement of Changes in Stockholders' Equity for the
                  nine months ended September 30, 2002 and 2001 ...................................................F-26

         Notes to Financial Statements ............................................................................F-27

                          INDEPENDENT AUDITORS' REPORT



To the Director and Stockholders
  EMTC International, Inc.


         We have audited the balance sheet of EMTC International, Inc., a majority-owned subsidiary of SuperCorp, Inc. and a development stage company, as of March 13, 2002, and the related statements of operations and cash flows for the one day then ended. This balance sheet is the responsibility of the company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of EMTC International, Inc. as of March 13, 2002, and the results of its operations and cash flows for the one day then ended in conformity with accounting principles generally accepted in the United States of America.

                                           /s/ Buxton & Cloud, P.C.

                                           BUXTON & CLOUD, P.C.

Oklahoma City, Oklahoma
April 1, 2002


                                                    EMTC INTERNATIONAL, INC.
                                                    ------------------------
                                                  (A Development Stage Company)

                                                          BALANCE SHEET

                                                      AS OF MARCH 13, 2002

ASSETS
    Cash - on deposit in trust account                                                                         $550
                                                                                                               ----


                                                                                                               $550
                                                                                                               ====
STOCKHOLDER'S EQUITY

    Preferred stock - Authorized 10,000,000 shares,
        $0.001 par value - none issued                                                                         $  0
    Common stock - 40,000,000 shares authorized,
        $0.001 par value, 600,000 shares issued and outstanding                                                 600
      Accumulated deficit                                                                                      (50)
                                                                                                               ----
                                                                                                               $550
                                                                                                               ====



        The accompanying notes are an integral part of these statements.


                                             EMTC INTERNATIONAL, INC.
                                             ------------------------
                                           (A Development Stage Company)

                                              STATEMENT OF OPERATIONS

                                  FOR THE PERIOD FROM INCEPTION (March 12, 2002)
                                                        TO
                                                  MARCH 13, 2002

Revenue                                                                                                   $   0
Organizational expense                                                                                       50
                                                                                                          -----
    Loss from operations                                                                                  $(50)
                                                                                                          =====


Primary and fully diluted earnings per share                                                              Nil



       The accompanying notes are an integral part of these statements .

                                             EMTC INTERNATIONAL, INC.
                                             ------------------------
                                           (A Development Stage Company)

                                              STATEMENT OF CASH FLOWS

                                  FOR THE PERIOD FROM INCEPTION (March 12, 2002)
                                                        TO
                                                   MARCH 13,2002

Net Loss                                                                                                    $   (50)
                                                                                                                ----

         Net cash used in operations                                                                            (50)
                                                                                                                ----

Cash flows from investing activities
         Net cash flows from investing activities                                                                 0
                                                                                                                ----


Cash flows from financing activities
Cash received for stock                                                                                         600
                                                                                                                ---
         Net cash flows from financing activities                                                               600
                                                                                                                ---

Net change in cash                                                                                              550

Cash at beginning of period                                                                                       0
                                                                                                              -----

Cash at end of period                                                                                         $ 550
                                                                                                              =====


Cash paid for interest                                                                                         $  0

Cash paid for income taxes                                                                                     $  0




       The accompanying notes are an integral part of these statements .

                            EMTC INTERNATIONAL, INC.
                            ------------------------
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                              AS OF MARCH 13, 2002
                              --------------------


(1)       ORGANIZATION

          EMTC International, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Oklahoma on March 12, 2002, for the purpose of merging with Engineering and Materials Technology Corporation (Engineering and Materials), an Oklahoma corporation. The Company has no significant business operations or significant capital and has no intention of
-----------
engaging in any active business until it merges with Engineering and Materials. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

          The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

          Stock of the Company is owned 100 percent by SuperCorp Inc. The 100 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and after a favorable vote of SuperCorp's directors on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated March 13, 2002, among SuperCorp Inc., the Company, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

(2)       MERGER AGREEMENT

          The Company agreed on March 13, 2002, to merge with Engineering and Materials. Engineering and Materials is an operating company in the business of providing an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality control assurance testing and monitoring. The Company will be the surviving corporation (Survivor), but Engineering and Materials will elect all directors and officers of the Survivor. All currently outstanding stock of Engineering and Materials in the hands of its stockholders will be cancelled and converted into 5,400,000 shares of Common Stock of the Company when the merger is effective. The merger of Engineering and Materials and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

          The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and Engineering and Materials approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Engineering and Materials recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Engineering and

Materials. Upon completion of the proposed merger, Engineering and Materials will own 5,400,000 shares of Common Stock of the Company or 90% of its voting shares. The fiscal year of the Company will be December 31.


                            EMTC INTERNATIONAL, INC.
                            -----------------------
                          (A Development Stage Company)

                                  BALANCE SHEET
                                  -------------
                            AS OF SEPTEMBER 30, 2002
                            ------------------------
ASSETS
    Cash - on deposit in trust account                                                                         $550
                                                                                                               ----


                                                                                                               $550
                                                                                                               ====

STOCKHOLDER'S EQUITY

    Preferred stock - Authorized 10,000,000 shares,
        $0.001 par value - none issued                                                                         $  0
    Common stock - 40,000,000 shares authorized,
        $0.001 par value, 600,000 shares issued and outstanding                                                 600
      Accumulated deficit                                                                                      (50)
                                                                                                               ----

                                                                                                               $550
                                                                                                               ====

        The accompanying notes are an integral part of these statements.

                            EMTC INTERNATIONAL, INC.
                            ------------------------
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                 FOR THE PERIOD FROM INCEPTION (March 12, 2002)
                                       TO
                                SEPTEMBER 30,2002

Revenue                                                                   $   0

Organizational expense                                                       50
                                                                          -----
    Loss from operations                                                  $(50)
                                                                          =====


Primary and fully diluted earnings per share                              Nil


       The accompanying notes are an integral part of these statements .


                            EMTC INTERNATIONAL, INC.
                            -----------------------
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                 FOR THE PERIOD FROM INCEPTION (March 12, 2002)
                                       TO
                                SEPTEMBER 30,2002
Net Loss                                                                                                    $   (50)
                                                                                                            -------

         Net cash used in operations                                                                            (50)
                                                                                                            -------

Cash flows from investing activities
         Net cash flows from investing activities                                                                 0
                                                                                                            -------


Cash flows from financing activities
Cash received for stock                                                                                         600
         Net cash flows from financing activities                                                               600

Net change in cash                                                                                              550

Cash at beginning of period                                                                                       0
                                                                                                            -------

Cash at end of period                                                                                         $ 550
                                                                                                              =====


Cash paid for interest                                                                                         $  0

Cash paid for income taxes                                                                                     $  0


       The accompanying notes are an integral part of these statements .

                            EMTC INTERNATIONAL, INC.
                            -----------------------
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                            AS OF SEPTEMBER 30, 2002
                            ------------------------

(1) ORGANIZATION

          EMTC International, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Oklahoma on March 12, 2002, for the purpose of merging with Engineering and Materials Technology Corporation (Engineering and Materials), an Oklahoma corporation. The Company has no significant business operations or significant capital and has no intention of engaging in any active business until it merges with Engineering and Materials. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

          The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

          Stock of the Company is owned 100 percent by SuperCorp Inc. The 100 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and after a favorable vote of SuperCorp's directors on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated March 13, 2002, among SuperCorp Inc., the Company, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

(2) MERGER AGREEMENT

          The Company agreed on March 13, 2002, to merge with Engineering and Materials. Engineering and Materials is an operating company in the business of providing an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality control assurance testing and monitoring. The Company will be the surviving corporation (Survivor), but Engineering and Materials will elect all directors and officers of the Survivor. All currently outstanding stock of Engineering and Materials in the hands of its stockholders will be cancelled and converted into 5,400,000 shares of Common Stock of the Company when the merger is effective. The merger of Engineering and Materials and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

          The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and Engineering and Materials approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Engineering and Materials recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Engineering and

Materials. Upon completion of the proposed merger, Engineering and Materials will own 5,400,000 shares of Common Stock of the Company or 90% of its voting shares. The fiscal year of the Company will be December 31.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Engineering and Materials Technology Corporation


We have audited the accompanying balance sheets of Engineering and Materials Technology Corporation (an Oklahoma corporation) as of December 31, 2001 and 2000, and the related statements of operations, cash flows, and stockholders equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engineering and Materials Technology Corporation as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Buxton & Cloud, P.C.

BUXTON & CLOUD, P.C.
Oklahoma City, Oklahoma

February 22, 2002
Except for Note G, which is dated March 27, 2002

                                 Engineering and Materials Technology Corporation
                                                  Balance Sheets

                                         As of December 31, 2001 and 2000

                                                                                         2001                 2000
                                                                             -----------------        --------------
                            ASSETS

Current Assets

Cash                                                                     $             71,592    $          59,768

Accounts Receivable, net of allowance for doubtful accounts

  of $15,682 and $21,756 respectively                                                 246,671               88,553
Income Taxes Receivable                                                                24,276               24,276
                                                                           ------------------  ------------------


  Total Current Assets                                                                342,539              172,597

Property and Equipment, net of accumulated depreciation                                71,044               24,866
Billings in Progress                                                                   80,661              210,724
Deferred Taxes - noncurrent                                                             3,326                1,940
                                                                           -------------------  -------------------


Total Assets                                                                $         497,570    $         410,127
                                                                            =================    =================


             LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts Payable                                                            $          81,219  $            33,199
Accrued Interest Payable                                                                1,215                2,626
Accrued Liabilities                                                                    16,390                    0
Accrued Income Taxes                                                                  106,822               46,242
Unearned Revenue                                                                       20,000                6,831
Deferred Taxes - current                                                               16,642               67,390
Current Portion of Long-Term Debt                                                      21,189               24,237
                                                                           -------------------          -----------

  Total Current Liabilities                                                           263,477              180,525

Long-Term Debt, net of current portion                                                      0               24,560
                                                                           -------------------         ------------


  Total Liabilities                                                                   263,477              205,085
                                                                           -------------------         ------------


Stockholder's Equity

Preferred stock, par value $0.0001, 10,000,000 shares
  authorized, none issued
Common stock, par value $0.0001, 50,000,000 shares

  authorized, 3,325,000 shares issued and outstanding                                     333                  333

Additional paid in capital in excess of par                                            41,846               41,846
Retained Earnings                                                                     191,914              162,863
                                                                             -----------------      -------------

  Total Stockholder's Equity                                                          234,093              205,042
                                                                            -----------------     ----------------



Total Liabilities and Stockholder's Equity                                  $         497,570  $          410,127
                                                                            =================  ==================



   The accompanying notes are an integral part of these financial statements.

                                 Engineering and Materials Technology Corporation
                                             Statements of Operations
                                  For the Years Ended December 31, 2001 and 2000

                                                                                         2001                 2000
                                                                            ------------------           -----------

Engineering Revenues                                                         $        745,265    $     1,071,236


Case Expenses                                                                         158,603              155,519
General and Administrative                                                            545,413              776,515
Depreciation Expense                                                                   10,445               11,877
                                                                                    ---------           ----------

  Total Operating Expenses                                                            714,461              943,911
                                                                                   -----------         -----------


  Income from Operations                                                               30,804              127,325
                                                                                  ------------          ----------


Other Income (Expense)
  Interest Expense                                                           (          4,031)    (         4,917)
  Gain on Sale of Assets                                                               10,724                    0
                                                                                -------------     -------------------


    Income Before Income Tax                                                           37,497              122,408
                                                                                 ------------     -------------------


Provision for Income Taxes

  Current                                                                              60,580               46,242
  Deferred                                                                      (      52,134)     (        7,873)
                                                                                --------------    ------------------

  Total Income Taxes                                                                    8,446               38,369
                                                                              ---------------     ------------------

Net Income                                                                    $        29,051     $         84,039
                                                                              ===============     ==================




Primary and Diluted Earnings per Share                                        $         0.008     $          0.025



   The accompanying notes are an integral part of these financial statements.

                Engineering and Materials Technology Corporation
                            Statements of Cash Flows

                 For the Years Ended December 31, 2001 and 2000

                                                                                         2001                 2000
                                                                               ---------------          -----------
Cash Flows From Operating Activities

Net income (loss)                                                               $      29,051          $     84,040
                                                                                -------------             ------------

Adjustments to reconcile net income (loss) to net
cash provided (used) by operating activities
Depreciation and amortization                                                          10,445                11,877
(Gain) loss on disposal of property                                                   (10,723)                    0
Deferred income taxes                                                                 (52,134)              (7,873)
(Increase) decrease in accounts receivable                                           (152,044)             (77,774)
Provision for losses on accounts receivable                                           (18,221)               24,864
Increase (decrease) in accounts payable                                                48,020               (8,710)
Increase (decrease) in income taxes payable                                            60,580                46,242
(Increase) decrease in unearned revenue                                                13,169               (5,757)
(Increase) decrease in other assets                                                   142,210               (6,792)
Increase (decrease) in interest payable                                                14,979               (1,962)
                                                                               ---------------             -----------

Total adjustments                                                                      56,281              (25,885)
                                                                               ---------------             -----------

Net Cash Provided by Operating Activities                                              85,332               58,155
                                                                               --------------              -----------


Cash Flows From Investing Activities

Cash payments for the purchase of property                                            (63,000)              (1,396)
Proceeds from disposal of property                                                     17,100                    0
                                                                               --------------              -----------

Net Cash Provided (Used) by Investing Activities                                      (45,900)              (1,396)
                                                                               ----------------            ----------

Cash Flows From Financing Activities

Principal payments of long-term debt                                                  (27,608)             (21,275)
                                                                                   -----------              ---------

Net Cash Provided (Used) by Financing Activities                                     ( 27,608)             (21,275)
                                                                                  ------------             ---------


Net increase (decrease) in cash and equivalents                                        11,824               35,484

Cash and equivalents, beginning of year                                                59,768               24,284
                                                                               --------------              ---------

Cash and equivalents, end of year                                                $     71,592          $    59,768
                                                                                 ============             ===========


Supplemental Disclosures
----------------------
Cash Paid During the Year for:
Interest                                                                   $            5,442 $            6,116
Income taxes                                                               $                0 $                0


   The accompanying notes are an integral part of these financial statements.

                Engineering and Materials Technology Corporation
                        Statement of Stockholder's Equity
                 For the Years Ended December 31, 2001 and 2000




                                                                          Additional
                                                                          Paid-in        Retained
                                            Shares            Amount      Capital        Earnings           Total
                                            ------            ------      -------        --------           -----
Balance, December 31, 1999                  3,325,000   $      333        $   41,846  $        78,824     $   121,003


Net income, December 31, 2000                                                                  84,039          84,039
                                      ---------------    ------------     -----------  ---------------    ------------


Balance, December 31, 2000                  3,325,000          333            41,846          162,863         205,042


Net income, December 31, 2001                                                                   29,051         29,051
                                      ---------------    ------------     -----------  ---------------    ------------

Balance, December 31, 2001                  3,325,000   $      333       $    41,846     $    191,914     $   234,093
                                      ===============    ============     ===========   ==============    ============


        The accompanying notes are an integral part of these statements.

                 Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

Note A - Organization and Operations

Engineering and Materials Technology Corporation (dba EMTEC) was originally incorporated under the laws of the State of Oklahoma as Southwest Metallurgical Consultants, Inc. on June 25, 1973. After several years of operations, we changed our name to Engineering and Materials Technology Corporation on March 28, 1980. Our principal offices are in Oklahoma City, OK.

We provide metallurgical engineering and testing services and litigation support services to customers nation-wide. Our litigation support services consist primarily of forensic testing and analysis of child safety seats.

Note B - Summary of Significant Accounting Policies

Revenue Recognition

We derive substantially all our revenues from level-of-effort contracts with customers. These service revenues are primarily fee-based. Revenue is recognized on a billable time and expense basis as work by employees and subcontractors progresses. Retainers are applied to billable time and expense as the work progresses. Retainer deposits are not refundable.

Unbilled Revenue

We record revenue on unbilled work in progress as work is performed to better match revenue with expense. Unbilled revenue consists of revenue earned to date, less actual billings in the current and earlier periods. Periodically we receive a retainer to be applied to future services performed. The unbilled revenue is reduced by applying these retainer receipts. Any excess is classified as unearned revenue until billed or the work is performed.

We commonly invoice all work-in-progress at the completion of a contract, although under certain contracts we do present interim billings. Under certain circumstances, billings are later adjusted downward through agreement with our clients. Therefore, we have included a provision for estimated uncollectible amounts of unbilled revenue in these statements of $31,365 and $43,512 as of December 31, 2001 and 2000, respectively.

The majority of our billings coincide with the Federal District Court sessions, which occur in the spring and fall. Our billings are dependent on when a case is brought to trial, which may be several years from the date of our engagement. An analysis of our work-in-progress reveals that amounts remaining in work-in-progress at the end of a period are commonly over one year old. Therefore, work-in-progress is classified as non-current in these financial statements.

Work-in-progress aging at December 31, 2001 and 2000 was as follows:

Year End                              Year Revenue Recognized
--------                              -----------------------
                            1998      1999          2000         2001        Total       Allowance        Net
                            ----      ----          ----         ----        -----       ---------        ---
December 31, 2000           $ 500     $ 19,937     $ 233,799                 $ 254,236    $(43,512)       $ 210,724

December 31, 2001                                   $ 12,881    $ 99,145     $ 112,026    $(31,365)         $80,661


Allowance for Estimated Uncollectible Accounts Receivable and Unbilled Revenue

Based on historical data, the company has found that the actual write offs during the accounting period have been found to closely resemble a percentage of sales. This percentage is used to state accounts receivable and unbilled revenue at net realizable value, which accurately reflects both the asset and expense accounts within the financial statements. Historically 2.3% of revenues end up as uncollectible.

                 Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of five to seven years. Maintenance, repairs, and renewals, which do not materially add to the value of an asset or appreciably prolong its life, are charged to expense as incurred.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. In our opinion, no such events or changes in circumstances have occurred.

Income Taxes

We follow SFAS Statement No. 109, "Accounting for Income Taxes," pursuant to which the liability method is used in accounting for taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and regulations that will be in effect when the differences are expected to reverse.

Common Stock

On October 8, 2001, we filed amended articles of incorporation with the State of Oklahoma which amended our authorized capital stock. Authorized capital stock as shown on the balance sheet reflects this change. Earnings per share is calculated for all periods presented based upon the newly issued outstanding shares. Our president owns 100% of the outstanding stock both before and after the change. There are no outstanding options or warrants.

Earnings per Common Share

Basis earnings per share has been computed on the basis of weighted average common shares outstanding during each period. Diluted earnings per share is the same as basic earnings per share as we have no outstanding dilutive potential common shares.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

New Accounting Pronouncements


In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets". This standard requires companies to stop amortizing existing goodwill and intangible assets with indefinite lives effective for fiscal years beginning after December 31, 2001. Under the new rules, companies would only adjust the carrying amount of goodwill or indefinite life intangible assets upon an impairment of the goodwill or indefinite life intangible assets. The Company will implement these standards effective January 1, 2002. The Company does not have recorded goodwill; therefore; no material impact is expected from this implementation.

In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations. This standard addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for fiscal years beginning after June 15, 2002. The Company will implement these standards effective January 1, 2003. The Company does not expect a material impact from implementation of this standard.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", was issued and is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses

                 Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 and expands the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company will implement this standard effective January 1, 2002. The Company does not expect a material impact from implementation of this standard.


Note C  - Property and Equipment

Property and equipment is comprised of the following as of :



                                                Useful          December 31, 2001                 December 31, 2000
                                                  life
Computers                                           5                      $ 46,351                          $ 46,351
Furniture and fixtures                              7                        24,003                            24,003
Machinery and equipment                           7-10                      267,662                           204,662
Vehicles                                            5                             0                            11,471
                                                           -------------------------        --------------------------
                                                                            338,016                           286,487
  Less accumulated depreciation                                             266,972                           261,621
                                                           -------------------------        --------------------------
Net property and equipment                                                 $ 71,044                          $ 24,866
                                                           =========================        ==========================

Depreciation expense totaled $10,445 and $11,877 for the years ended December 31, 2001 and 2000, respectively.

Note D - Notes Payable

Notes payable consisted of the following as of:

                                                              December 31, 2001                 December 31, 2000
                                                              -----------------                 -----------------
Note payable to Small Business Administration,
interest at 8.25%, principal and interest due
April 30, 2002; collateralized by the president's
personal assets
                                                                            $ 21,189                         $ 42,445
Lease payable to GMAC Finance, 13% effective
interest, $284 monthly payments, due March
2002; collateralized by the vehicle purchased                                      0                            6,352
                                                          ---------------------------       --------------------------
                                                                              21,189                           48,797
  Less current portion                                                        21,189                           24,237
                                                          ---------------------------       --------------------------
                                                                              $    0                          $24,560
                                                                              ======                          =======

Aggregate future maturities of long term debt at December 31, 2001 are as follows:

                 Year ending December 31,
                 2002                           $ 21,189
                 2003                                  0
                 2004                                  0
                 2005                                  0
                 2006                                  0

                 Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

Note E - Income Taxes

Our federal income tax provision (benefit) for the years ended December 31, 2001 and 2000 was $5,504 and $38,369, respectively. A reconciliation between the statutory Federal income tax rate and our effective federal income tax rate is as follows:

                                           2001                          2000
                                           ----                          ----
Statutory tax rate                         34%                            34%
Effect of graduated rates                 (16.5)                         (10)
Permanent differences                       10                             1
State                                        6                             6
                                          -----                           ---
                                          33.5%                           31%
                                          =====                           ===

Significant components of our deferred tax assets and liabilities are as follows:

                                           December 31, 2001           December 31, 2000
                                           -----------------           -----------------
Deferred tax assets
  Advance revenue                                         $ 7,900                     $ 2,528
  Allowance for uncollectible accounts                     18,584                      24,149
  Depreciation                                              3,326                       1,940
                                           -----------------------     -----------------------
    Total deferred tax assets                              29,810                      28,617
                                           -----------------------     -----------------------

Deferred tax liabilities

  Deferred revenue                                         43,126                      94,067
  Depreciation                                                  0                           0
                                           -----------------------     -----------------------
    Total deferred tax liabilities                         43,126                      94,067
                                           -----------------------     -----------------------

Net deferred tax liabilities                              $13,316                     $65,450
                                           =======================     =======================


Note F - Related Party Transactions

We have contracted with our President to rent approximately 5,900 square feet of office space in the building he owns. A fair value of rent has been established to be $14 per square foot, consistent with similar leases in this geographic area. These statements reflect $82,600 per year of rent expense paid to him. All repairs and maintenance are paid by the President personally.

Note G - Subsequent Events


         (1) Effective March 1, 2002, John A. Harcourt, the sole shareholder sold or distributed 895,903 shares of his stock as follows:



        Class                                   Shares          Cash and Notes            Compensation
                                                                --------------            ------------

        Company directors                             21,551            -                     $  1,077

        ---------------------------------- ------------------ -------------------- --------------------

        Family members                               123,148            -                            -

        ---------------------------------- ------------------ -------------------- --------------------

        Employees                                      8,619  -                                    431

        ---------------------------------- ------------------ -------------------- --------------------

        Legal Fees                                    51,722            -                       15,000

        ---------------------------------- ------------------ -------------------- --------------------

        Unrelated party                                1,231            -                            -

        ---------------------------------- ------------------ -------------------- --------------------

        New stockholder group                        689,632             $ 35,000                    -
                                                     -------             --------             --------
        Totals                                       895,903             $ 35,000             $ 16,508
                                                     =======  =          ========             ========

                 Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

         The cash and notes reflected above represents $10,000 cash paid directly to the Company's attorney, and a verbal agreement to pay $25,000. Since no additional shares are being issued with respect to these transactions, all amounts are paid-in-capital transactions or stock subscribed.

         (2) Effective March 13, 2002, the Company has entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation.

         A portion of the agreement of merger requires that the management shareholders, who hold approximately 74% of the outstanding stock of the Company, agree to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

                Engineering and Materials Technology Corporation
                                 Balance Sheets

                        As of September 30, 2002 and 2001

                                    ASSETS                                                      2002                   2001
Current Assets
Cash                                                                                         $  73,786              $ 114,273
Accounts Receivable, net of allowance for doubtful accounts
of $14,270 and $15,397 respectively                                                            283,196                 98,860
Prepaid Expenses and Deposits                                                                    3,700                  4,161
Income Taxes Receivable                                                                         45,389                 24,276
                                                                                                ------                 ------

     Total Current Assets                                                                      406,071                241,570
                                                                                               -------                -------

Property  and  Equipment,  net of  accumulated  depreciation  of  $272,375  and                  7,349                 10,455
$264,462 respectively
Unbilled Revenue                                                                                     -                134,138
Deferred taxes - noncurrent                                                                      3,550                  1,940
                                                                                                 -----                  -----

     Total Assets                                                                           $  416,970             $  388,103
                                                                                            ==========             ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                   LIABILITIES

  Current Liabilities
  Accounts Payable                                                                             $ 46,926              $  15,261
  Accrued Salaries Payable                                                                       17,725                      -
  Accrued Interest Payable                                                                            -                    783
  Current Portion - Long Term Debt                                                                    -                 20,946
  Current Deferred Taxes Payable                                                                 64,487                 67,390
  Income Taxes                                                                                   64,532                 50,429
  Unearned Revenue                                                                               15,000                 12,500
                                                                                                 ------                 ------

    Total Current Liabilities                                                                   208,670                167,309

                              SHAREHOLDERS' EQUITY

Preferred stock, par value $0.0001, 10,000,000 shares
   authorized, none issued
Common stock, par value $0.0001, 50,000,000 shares
   authorized, 3,325,000 shares issued and outstanding                                              333                    333
Paid in Capital                                                                                  88,354                 41,846
Stock Subscribed                                                                                  5,000                      -
Stock Subscribed Receivable                                                                     (5,000)                      -
Retained Earnings                                                                               119,613                178,615
                                                                                                -------                -------

       Total Shareholders' Equity                                                               208,300                220,794
                                                                                                -------                -------

                Total Liabilities and Shareholders' Equity                                    $ 416,970              $ 388,103
                                                                                              =========              =========

        The accompanying notes are an integral part of these statements.


                Engineering and Materials Technology Corporation
                            Statements of Operations

             For the nine months ended September 30, 2002 and 2001

                                                                                               2002                     2001
Engineering Revenues                                                                          603,436                $ 465,687
                                                                                              ------                    ------


Case Expenses                                                                                  73,867                   24,790

General and Administrative                                                                    594,685                  422,380

Depreciation Expense                                                                            5,403                    8,035
                                                                                                -----                    -----

Total Operating Expenses                                                                      673,955                  455,205
                                                                                              -------                  -------

Income (Loss) from Operations                                                                (70,519)                   10,482

Other Income (Expense)

  Interest Expense                                                                            (2,264)                  (1,265)
  Gain (Loss) on Sale of Assets                                                               (3,000)                   10,722
                                                                                              ------                    ------
    Income (Loss) Before Income Taxes                                                        (75,783)                   19,939

       Income Tax Expense (Benefit)                                                           (3,482)                    4,187

Net Income (Loss)                                                                          $ (72,301)                 $ 15,752
                                                                                           =========                  ========

Primary and Diluted Earnings (Loss) per Share                                               $  (0.02)                      Nil

        The accompanying notes are an integral part of these statements.


                Engineering and Materials Technology Corporation
                           Statements of Cash Flows
              For the nine months ended September 30, 2002 and 2001

                                                                                                2002                2001
Cash Flows from Operating Activities

  Net income                                                                               $  (72,301)           $   15,752
                                                                                           ----------            ----------

  Adjustments to reconcile net income to net cash
  used by operating activities
    Depreciation and amortization                                                                5,403                8,035
    (Gain) loss on disposal of property                                                          3,000             (10,722)
   (Increase) decrease in accounts receivable                                                 (35,113)              (3,948)
    Provision for losses on accounts receivable                                                (1,412)              (6,359)
    Stock issued as compensation                                                                 1,508                    -
    Stock issued by sole shareholder for legal fees                                             15,000                    -
    Proceeds  from  sale  of  stock  by  president  and  sole   shareholder,
         as legal fees                                                                          10,000                    -
    (Increase) decrease in prepaid expenses                                                    (3,700)              (4,161)
    (Increase) decrease in taxes receivable                                                   (21,113)                    -
    (Increase) decrease in other assets                                                         80,661               76,586
    Increase (decrease) in accounts payable                                                   (34,293)             (17,940)
    Increase (decrease) in unearned revenue                                                    (5,000)                5,669
    Increase (decrease) in interest payable                                                    (1,215)              (1,843)
    Increase (decrease) in accrued salaries                                                     37,725                    -
    Increase (decrease) in accrued liabilities                                                (16,390)                    -
    Increase (decrease) in income taxes payable                                               (42,290)                4,187
    Increase (decrease) in deferred tax liability                                               47,621                    -
                                                                                           ----------            ----------

    Total adjustments                                                                           40,392               49,504
                                                                                           ----------            ----------

  Net cash Used by Operating Activities                                                       (31,909)               65,256
                                                                                           ----------            ----------

Cash Flows from Investing Activities

  Proceeds from disposal of property                                                            60,000               17,100
  Property and equipment purchases                                                             (4,708)                    -
                                                                                           ----------            ----------

  Net Cash Provided by Investing Activities                                                     55,292               17,100
                                                                                           ----------            ----------

Cash Flows from Financing Activities

  Repayment of long-term debt                                                                 (21,189)            ( 27,851)
                                                                                           ----------            ----------

Net Cash Provided by Financing Activities                                                     (21,189)             (27,851)
                                                                                           ----------            ----------

    NET INCREASE (DECREASE) IN CASH                                                              2,194               54,505

    CASH AT BEGINNING OF YEAR                                                                   71,592               59,768
                                                                                           ----------            ----------

    CASH AT END OF PERIOD                                                                   $   73,786           $  114,273
                                                                                            ==========           ==========

Supplemental disclosure of cash flow information

Cash paid during the period for:

         Interest                                                                           $    3,250           $    3,748
         Income Taxes                                                                       $   12,300                    -


        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                            Statements of Cash Flows
              For the nine months ended September 30, 2002 and 2001


Supplemental disclosure of stock transactions
---------------------------------------------

In connection with noncash issuance of stock, the Company recorded:

         In exchange for 30,170 shares of stock: compensation expense of $1,508.

         In exchange for 51,722 shares of stock: legal fees of $15,000 owed to Thomas J. Kenan.

         In exchange for 116,495 shares of stock: $15,000 stock subscription receivable. $10,000 was paid directly to Mr. Thomas J. Kenan by Benjamin Wei as legal fees with an offsetting reduction in stock subscription receivable. $5,000 is still due to the Company by Mr. Wei.

         A reduction of stock subscriptions receivable and a corresponding reduction in salaries payable for collection by Mr. Harcourt of $20,000 in payment for stock.

        The accompanying notes are an integral part of these statements.


                Engineering and Materials Technology Corporation
                  Statements of Changes in Stockholders' Equity

             For the nine months ended September 30, 2002, and 2001


                                                                        Stock       Additional
                                                         Stock       Subscribed       Paid-in       Retained
                                Shares      Amount     Subscribed    Receivable       Capital       Earnings        Total
                                ------      ------     ----------    ----------       -------       --------        -----
Balance, December 31, 2000      3,325,000       $333             -              -        $41,846      $162,863       $205,042

Net income, for the nine
months ended September 30, 2001                                                                         15,752         15,752
                                ---------      -----       -------      --------         -------      --------       --------

Balance, September 30, 2001     3,325,000        333             -              -         41,846       178,615        220,794

Net income, for the three
months ended December 31, 2001                                                                          13,299         13,299
                                ---------      -----       -------      --------         -------      --------       --------

Balance, December 31, 2001      3,325,000        333             -              -         41,846       191,914        234,093

Stock issued by sole
stockholder for compensation                                                               1,508                        1,508

Stock issued by sole
stockholder for legal fees                                                                15,000                       15,000

Cash received by sole
stockholder for stock issued                                                              30,000                       30,000

Common stock subscribed                                    $ 5,000                                                      5,000

Stock subscribed receivable                                             $ (5,000)                                     (5,000)

Net income, for the nine
months ended September 30, 2002                                                                       (72,301)       (72,301)
                                ---------      -----       -------      --------         -------      --------       --------
Balance, September 30, 2002     3,325,000      $ 333       $ 5,000      $ (5,000)        $88,354      $119,613       $208,300
                                =========      =====       =======      ========         =======      ========       ========


        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001

Note A - Organization and Operations

Engineering & Materials Technology Corporation (dba EMTEC) was originally incorporated under the laws of the State of Oklahoma as Southwest Metallurgical Consultants, Inc. on June 25, 1973. After several years of operations, we changed our name to Engineering and Materials Technology Corporation on March 28, 1980. Our principal offices are in Oklahoma City, OK.

We provide metallurgical engineering and testing services and litigation support services to customers' nation-wide. Our litigation support services consist primarily of forensic testing and analysis of child safety seats.

Note B - Summary of Significant Accounting Policies

Revenue Recognition

We derive substantially all our revenues from professional services time and material engagements with customers. These service revenues are primarily fee-based. Revenue is recognized on a billable time and expense basis as work by employees and subcontractors progresses.

Unbilled Revenue

We record revenue on unbilled work in progress as work is performed to better match revenue with expense. Unbilled work in process consists of revenue earned to date, less actual billings in the current and earlier periods. Almost always we receive a retainer to be applied to future services performed. Applying these retainer receipts reduces the unbilled revenue. Any excess is classified as unearned revenue until billed or the work is performed.

We have included a provision for estimated uncollectible amounts of unbilled revenue in these statements of $ 0 and $22,516 as of September 30, 2002 and 2001, respectively.

Unbilled Revenue aging at September 30, 2002 and 2001 was as follows:


Nine  Months Ended                    Year Revenue Recognized
------------------        --------------------------------------------------
                            1999         2000         2001        2002          Total        Allowance         Net
                            ----         ----         ----        ----          -----        ---------         ---
September 30, 2001         $ 19,637     $ 100,812    $ 36,205            -      $ 156,654      $ (22,516)    $ 134,138

September 30, 2002                                                   $   -      $       -      $        -    $       -

Allowance for Estimated Uncollectible Accounts Receivable and Unbilled Revenue

Based on historical data, the company has found that the actual write offs during the accounting period have been found to closely resemble a percentage of sales. This percentage is used to state accounts receivable and unbilled revenue at net realizable value, which accurately reflects both the asset and expense accounts within the financial statements. Historically 6% of revenues end up as uncollectible.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of five to seven years. Maintenance, repairs, and renewals, which do not materially add to the value of an asset or appreciably prolong its life, are charged to expense as incurred.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. In the opinion of management, no such events or changes in circumstances have occurred.

Compensated Absences

Company employees vest after six months of service and are entitled to sick and vacation leave based on total service years. These leave days are required to be taken within the calendar year and do not accrue from one period to the next. Accordingly, there is not an expense or related liability recorded in the financial statements.

Income Taxes

The Company provides for deferred income taxes on carry forwards and temporary differences between the bases of assets and liabilities for financial statement and tax reporting purposes. Additionally, the Company provides a valuation allowance on deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Common Stock

On October 8, 2001, we filed amended articles of incorporation with the State of Oklahoma which amended our authorized capital stock. Authorized capital stock as shown on the balance sheets reflects this change. Earnings per share is calculated for all periods presented based upon the newly issued outstanding shares. Our president owned 100% of the outstanding stock both before and after the change. There are no outstanding options or warrants.

Earnings per Common Share

Basic earnings per share has been computed on the basis of weighted average common shares outstanding during each period. Diluted earnings per share is the same as basic earnings per share as the Company has no outstanding dilutive potential common shares.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets". This standard requires companies to stop amortizing existing goodwill and intangible assets with indefinite lives effective for fiscal years beginning after December 15, 2001. Under the new rules, companies would only adjust the carrying amount of goodwill or indefinite life intangible assets upon an impairment of the goodwill or indefinite life intangible assets. The Company implemented these standards effective January 1, 2002. There was no material impact on results of operations, financial position or cash flows.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001

In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations. This standard addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for fiscal years beginning after June 15, 2002. The Company will implement these standards effective January 1, 2003.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", was issued and is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 and expands the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company implemented this standard effective January 1, 2002. Implementation did not have a material impact on results of operations, financial position, or cash flows.

In April 2002, FASB issued SFAS No. 145, Rescissions of FASB Statements 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections. With the rescission of SFAS 4, gains and losses on extinguishments of debt should be classified as ordinary items unless they meet the criteria for extraordinary item classification in Opinion 30. This statement is effective for fiscal years beginning after May 15, 2002, or certain transactions occurring after May 15, 2002. The Company will adopt this standard effective January 1, 2003. No transactions contemplated in the Statement have occurred which would require earlier implementation.

Basis of presentation

         The unaudited financial statements presented herein have been prepared by us, without audit, pursuant to the rules and regulations for interim financial information and the instructions to SB-2 and Regulation S-B. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been omitted. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our Registration statement on Form SB-2 for the year ended December 31, 2001. In the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring accruals only) which are necessary to present fairly our financial position, results of operations, and changes in cash flow. Operating results for interim periods are not necessarily indicative of the results, which may be expected for the entire year.

Note C  - Property and Equipment

Property and equipment is comprised of the following as of:

                                                                   September 30, 2002          September 30, 2001
                                                   Useful life
Computers                                               5                       51,059                     46,252
Furniture and fixtures                                 5-7                      24,003                     24,003
Machinery and equipment                               7-10                     204,662                    204,662
                                                                   --------------------        -------------------
                                                                               279,724                    274,917
  Less accumulated depreciation                                                272,375                    264,462
                                                                   --------------------        -------------------
Net property and equipment                                                    $  7,349                  $  10,455
                                                                   ====================        ===================

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001

Depreciation expense totaled $5,403 and $8,035 for the nine months ended September 30, 2002 and 2001, respectively.

Note D - Notes Payable

Notes payable consisted of the following as of:


                                                                    September 30, 2002         September 30, 2001
Note payable to Small Business Administration, interest
at 8.25%, principal and interest due April 30, 2002;
payable at $25,000 per year single payment including
principal and interest; collateralized by the president's
personal assets

                                                                               $      -                 $  20,946

                                                                   ---------------------       -------------------
                                                                                      -                    20,946
  Less current portion                                                                -                    20,946
                                                                   ---------------------       -------------------
Long term portion                                                              $      -                   $     -
                                                                   ---------------------       -------------------

                                                                   =====================       ===================

There are no future long term maturities for the next five year period.

Note E - Related Party Transactions

We had contracted with our President to rent approximately 5,900 square feet of office space in the building he owned. A fair value of rent had been established to be $14 per square foot, consistent with similar leases in this geographic area. These statements reflect $41,300 each period of rent expense paid to him. All repairs and maintenance were paid by the President personally. This lease was terminated on September 30, 2002 and the Company moved from this location.

Effective October 2002 the Company began leasing 2,700 square feet of office space from a different building also owned by our President. The monthly lease payments are $2,000 a month, which reflect fair value. All repairs and maintenance are paid by the President personally.

Note F -Stock Transactions

Effective March 1, 2002, the president and sole shareholder, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:


              Class                        Shares                         Cash and Notes               Compensation
Company directors                                   21,551                           -                    $   1,077
Family members                                     123,148                           -                            -
Employees                                            8,619                           -                          431
Legal Fees                                          51,722                           -                       15,000
Unrelated party                                      1,231                           -                            -
New stockholder group                              689,632                  $   35,000
                                                   -------                  ----------                   ----------
Totals                                             895,903                  $   35,000                   $   16,508
                                                   =======                  ==========                   ==========

Since no additional shares were issued with respect to these transactions, all amounts were paid in capital transactions or stock subscribed. As of June 30, 2002, $30,000 of the $35,000 cash and notes had been beneficially received by the Company, and all other stock had been issued.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001

Note G - Merger Transaction

Effective March 13, 2002, the Company entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation. This merger has not been consummated as of September 30, 2002.

A portion of the agreement of merger requires that the management shareholders, who hold approximately 74% of the outstanding stock of the Company, agree to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

                                   APPENDIX A

                               AGREEMENT OF MERGER

          This Agreement of Merger ("the Agreement") is made and entered into as of March 13, 2002, by and among EMTC International, Inc., an Oklahoma corporation ("EMTC"); Engineering and Materials Technology Corporation, an Oklahoma corporation ("Engineering"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

          WHEREAS, the Directors of EMTC and the Directors of Engineering have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of Engineering into EMTC ("the Merger") in accordance with the provisions of the Oklahoma General Corporation Act, other applicable law and the provisions of this Agreement; and

          WHEREAS, SuperCorp is the controlling stockholder of EMTC;

          NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, EMTC, Engineering, and SuperCorp agree as follows:

          1. Merger; Effective Date. Pursuant to the terms and provisions of
             ----------------------
this Agreement and of the Oklahoma General Corporation Act, and subject to the prior approval by the stockholders of each of EMTC and Engineering, Engineering shall be merged with and into EMTC, as confirmed by the filing by EMTC of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Oklahoma ("the Effective Date"). EMTC shall be the surviving corporation ("the Surviving Corporation"). EMTC and Engineering shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of Engineering, except insofar as it may be continued by statute, shall cease and EMTC shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

          2. Articles of Incorporation and Bylaws. The Articles of Incorporation
             ------------------------------------
and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of EMTC as in effect on the Effective Date.

          3. Directors. The directors of Engineering on the Effective Date shall
             ---------
become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

          4. Officers. The officers of Engineering on the Effective Date shall
             --------
become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

          5. Manner of Conversion. The manner of converting the shares of
             --------------------
capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                  5.1. The shares of capital stock of Engineering which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be converted, pro rata, into 5,400,000 shares of common stock ("the Merger Shares") of EMTC.

                  5.2. There shall be 600,000 shares of Common Stock, $0.001 par value, of EMTC issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff"), pro rata.

                  5.3 There shall be no options or warrants to purchase shares of Common Stock of EMTC or Engineering outstanding on the Effective Date.

          6. Representations and Warranties. SuperCorp and EMTC jointly
             ------------------------------
represent and warrant to, and agree with, Engineering that:

                  6.1 EMTC has been duly organized and is validly existing under the Oklahoma General Corporation Act. EMTC has no subsidiary and does not own an equity interest in any entity.

                  6.2 The authorized capital of EMTC is 50,000,000 shares of capital stock, which is of two classes as follows:

                                                     Number of        Par value
          Class            Series                     Shares          of Shares
          -----            ------                     ------          ---------
          Common  None                              40,000,000          $0.001
          Preferred        To be designated         10,000,000          $0.001
                           by the directors

                  6.3 As of the Effective Date but immediately before giving effect to the Merger, EMTC has outstanding capital as follows: 600,000 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire EMTC's capital stock will be issued and outstanding as of the Effective Date and immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

                  6.4 EMTC has no liabilities or obligations, whether absolute, contingent or otherwise.

                  6.5 As of the Effective Date, the financial statements of EMTC shall not vary in any particular from EMTC's financial statements that appear in the registration statements described in paragraph 7 below.

                  6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by EMTC's directors and stockholders.

                  6.7 EMTC is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

          7. Conditions of Engineering's Obligations. The obligations of
             ---------------------------------------
Engineering to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and EMTC herein contained as of the Effective Date, to the performance by EMTC and SuperCorp of their obligations hereunder and to the following additional conditions:

                  7.1 The Merger Shares and the Spinoff Shares of common stock of EMTC to be distributed pursuant to the provisions of paragraph 5.1 and 5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

                  7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                  7.3 The directors and the stockholders of Engineering are free to approve or disapprove the Merger in their full discretion.

          8. Tax Treatment. The merger of EMTC and Engineering shall be
             -------------
accomplished as a tax-free reorganization.

          9. Certificate of Merger. Upon the approval of the Merger by the
             ---------------------
stockholders of EMTC and of Engineering, the officers of EMTC shall file with the Secretary of State, State of Oklahoma either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Oklahoma, the Agreement may be terminated by the board of directors of Engineering notwithstanding approval of this Agreement by the stockholders of Engineering or of EMTC.

                                   EMTC International, Inc., an Oklahoma
                                   corporation

                                          /s/ George W. Cole
                                   By: ---------------------------------
                                       George W. Cole, President

                           Engineering and Materials Technology Corporation, an Oklahoma corporation

                                   /s/ John Harcourt
                           By: -----------------------------------
                               John Harcourt, President

                           SuperCorp Inc.

                                   /s/ George W. Cole
                           By: -----------------------------------
                               George W. Cole, President

          Supplement to Prospectus, Filing of Form 8-K and Prospectus Stickers Concerning Proposed Merger. Should the proposed merger described herein be approved by the requisite stockholder vote and become effective, EMTC will file a supplement to the Prospectus and a Form 8-K with the Commission, and insert a box on the front cover of all copies of the Prospectus, in which box will be the effective date of the merger.

UNTIL                       , 2003 (90 DAYS AFTER THE EFFECTIVE DATE OF THE
      ---------------------
MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                     PART II

Other Expenses of Issuance and Distribution.

          The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses set forth below as well as additional expenses of $56,600 incurred in connection with the proposed merger described herein are being paid by Engineering and Materials, the company with which the Registrant proposes to merge.

                           Item                                          Amount
                           ----                                          ------

          Registration fees                                           $      50
          Escrow agent's fee                                                500
          Filing expenses (EDGAR)                                         4,000
          Stock transfer agent's fee                                      4,000
          Printing and engraving                                          3,000
          Postage                                                         1,800
          Legal                                                          20,000
          Accounting and auditors                                         4,000
          Moody's OTC Industrial Manual
                  publication fee                                         2,300
                                                                          -----

                  Total Expenses                                        $39,700

Indemnification of Directors and Officers.
-----------------------------------------

          There is set forth in the Prospectus under "Terms of the Transaction -Indemnification for Securities Act Liabilities" a description of the laws of the State of Oklahoma with respect to the indemnification of officers, directors, and agents of corporations incorporated in the State of Oklahoma.

          Both the company and Engineering and Materials have articles of incorporation and bylaws provisions that insure or indemnify, to the full extent allowed by the laws of the State of Oklahoma, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the company or Engineering and Materials, as the case may be.

          To the extent of the indemnification rights provided by the State of Oklahoma statutes and provided by the company's and Engineering and Materials' articles of incorporation and bylaws, and to the extent of Engineering and Materials' and the company's abilities to meet such indemnification obligations, the officers, directors and agents of Engineering and Materials or the company would be beneficially affected.

Recent Sales of Unregistered Securities.
---------------------------------------

          On March 13, 2002, the Registrant issued 600,000 shares of its common stock to its corporate parent, SuperCorp, Inc., an Oklahoma corporation, for a cash consideration of $600, or $0.001 a share.

Exhibits and Financial Statement Schedules.
------------------------------------------

          Separately bound but filed as part of this Registration Statement are the following exhibits:


          Exhibit                                             Item
          -------                                             ----

           2               -        Agreement of Merger of March 13, 2002, between EMTC International, Inc. and Engineering and
                                            Materials Technology Corporation.*

           3.1             -        Certificate of Incorporation of EMTC International, Inc.*

           3.2             -        Bylaws of EMTC International, Inc.*

           3.3             -        Articles of Incorporation of Engineering and Materials Technology Corporation , an Oklahoma
                                            corporation.*

           3.4             -        Bylaws of Engineering and Materials Technology Corporation , an Oklahoma corporation.*

           5               -        Opinion of Thomas J. Kenan, Esq., as to the legality of the securities covered by the
                                            Registration Statement.*

           8               -        Opinion of Thomas J. Kenan, Esq., as to tax matters and tax consequences.*


          10               -        Escrow Agreement among EMTC International, Inc.; SuperCorp Inc.; and BancFirst, an Oklahoma
                                            banking corporation, of Oklahoma City, Oklahoma.*

          10.1             -        2002 Stock Option Plan adopted by EMTC International, Inc.*


          10.2             -        Representative agreement among certain stockholders of SuperCorp relating to compliance with
                                            SEC Rule 419.*

          23               -        Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.  (Superseded by
                                            Exhibit 23.6.)

          23.1             -        Consent of Buxton & Cloud, independent auditors of Engineering and Materials Technology
                                            Corporation, an Oklahoma corporation.  (Superseded by Exhibit 23.7.)


          23.2             -        Consent of Buxton & Cloud, independent auditors of EMTC International, Inc., an Oklahoma corporation. (Superseded by Exhibit 23.8.)

                                      II-2


          23.3             -        Consent of John Harcourt to serve as a director of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology Corporation  become effective.*

          23.4             -        Consent of Robert Stone to serve as a director of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology Corporation become effective.*

          23.5             -        Consent of James Hill, M.D. to serve as a director of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology Corporation become effective.*

          23.6             -        Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit
                                            23.10)

          23.7             -        Consent of Buxton & Cloud, independent auditors of Engineering and Materials Technology
                                            Corporation, an Oklahoma corporation. (Superseded by Exhibit 23.11)

          23.8             -        Consent of Buxton & Cloud, independent auditors of EMTC International, Inc., an Oklahoma corporation. (Superseded by Exhibit 23.12)

          23.9             -        Consent of Steve O. Goodwin to serve as a director of EMTC International, Inc.
                                            should the proposed merger with Engineering and Materials Technology Corporation become effective. **

          23.10            -        Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.

          23.11            -        Consent of Buxton & Cloud, independent auditors of Engineering and Materials Technology
                                            Corporation, an Oklahoma corporation.

          23.12            -        Consent of Buxton & Cloud, independent auditors of EMTC International, Inc., an Oklahoma corporation.

          *       Previously filed with Form SB-2, Commission File #333-87416,
                  EDGAR Accession #0001046532-02-000140 on May 2, 2002;
                  incorporated herein.

          **      Previously filed with Amendment No. 1 to Form SB-2, Commission
                  File #333-87416,
                  EDGAR Accession #0001046532-02-000296 on Octoeber 4, 2002;
                  incorporated herein.


          Undertakings.
          ------------

          EMTC International, Inc. will:

                  1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                           (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                           (c) include any additional or changed material information on the plan of distribution.

                  2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  4. File a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of EMTC International, Inc. pursuant to the foregoing provisions, or otherwise, EMTC International, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by EMTC International, Inc. of expenses incurred or paid by a director, officer or controlling person of EMTC International, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, EMTC International, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          EMTC International, Inc. hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma.


Date:     December 30, 2002       EMTC INTERNATIONAL, INC.


                                  By:  /s/ George W. Cole
                                    ---------------------------
                                    George W. Cole, president


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Date:     December 30, 2002           /s/ George W. Cole
                                  -----------------------------------------
                                  George W. Cole, president, sole director,
                                  principal financial officer, and authorized
                                  representative of the Registrant

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                            EMTC International, Inc.

                             COMBINED EXHIBIT INDEX

                          AMENDMENT NO. 2 TO FORM SB-2

                          Commission File No. 333-87416

                           AMENDMENT NO. 2 TO FORM S-4

                          Commission File No. 333-87424

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          Exhibit                                             Item
          -------                                             ----

           2               -        Agreement of Merger of March 13, 2002, between EMTC International, Inc. and Engineering and
                                            Materials Technology Corporation.*

           3.1             -        Certificate of Incorporation of EMTC International, Inc.*

           3.2             -        Bylaws of EMTC International, Inc.*

           3.3             -        Articles of Incorporation of Engineering and Materials Technology Corporation , an Oklahoma
                                            corporation.*

           3.4             -        Bylaws of Engineering and Materials Technology Corporation , an Oklahoma corporation.*

           5               -        Opinion of Thomas J. Kenan, Esq., as to the legality of the securities covered by the
                                            Registration Statement.*

           8               -        Opinion of Thomas J. Kenan, Esq., as to tax matters and tax consequences.*


          10               -        Escrow Agreement among EMTC International, Inc.; SuperCorp Inc.; and BancFirst, an Oklahoma
                                            banking corporation, of Oklahoma City, Oklahoma.*

          10.1             -        2002 Stock Option Plan adopted by EMTC International, Inc.*


          10.2             -        Representative agreement among certain stockholders of SuperCorp relating to compliance with
                                            SEC Rule 419.*

          23               -        Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.  (Superseded by
                                            Exhibit 23.6.)

          23.1             -        Consent of Buxton & Cloud, independent auditors of Engineering and Materials Technology
                                            Corporation, an Oklahoma corporation.  (Superseded by Exhibit 23.7.)


          23.2             -        Consent of Buxton & Cloud, independent auditors of EMTC International, Inc., an Oklahoma corporation. (Superseded by Exhibit 23.8.)

                                       1

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          23.3             -        Consent of John Harcourt to serve as a director of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology Corporation  become effective.*

          23.4             -        Consent of Robert Stone to serve as a director of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology Corporation become effective.*

          23.5             -        Consent of James Hill, M.D. to serve as a director of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology Corporation become effective.*

          23.6             -        Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit
                                            23.10)

          23.7             -        Consent of Buxton & Cloud, independent auditors of Engineering and Materials Technology
                                            Corporation, an Oklahoma corporation. (Superseded by Exhibit 23.11)

          23.8             -        Consent of Buxton & Cloud, independent auditors of EMTC International, Inc., an Oklahoma corporation. (Superseded by Exhibit 23.12)

          23.9             -        Consent of Steve O. Goodwin to serve as a director of EMTC International, Inc.
                                            should the proposed merger with Engineering and Materials Technology Corporation become effective. **

          23.10            -        Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.

          23.11            -        Consent of Buxton & Cloud, independent auditors of Engineering and Materials Technology
                                            Corporation, an Oklahoma corporation.

          23.12            -        Consent of Buxton & Cloud, independent auditors of EMTC International, Inc., an Oklahoma corporation.

          99               -        Proxy. **

          99.1             -        Notice of Meeting. **

          99.2             -        Dissenters' Rights and Appraisal (18 Okla.Stat. 1091). **


          * Previously filed with Form SB-2, Commission File #333-87416, EDGAR Accession #0001046532-02-000140 on May 2, 2002;
                  incorporated herein.

          ** Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-87416,
                  EDGAR Accession #0001046532-02-000296 on Octoeber 4, 2002;
                  incorporated herein.

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